EXECUTION VERSION

STOCK PURCHASE AGREEMENT
by and between
FIRST SECURITY GROUP, INC.
and
EACH OF THE INVESTORS NAMED HEREIN
dated as of February 25, 2013

Table of Contents

Page
ARTICLE I. PURCHASE; CLOSING
1.1	Issuance, Sale and Purchase.
1.2	Closing; Closing Deliverables; Closing Conditions.
ARTICLE II. REPRESENTATIONS AND WARRANTIES
2.1	Certain Terms.
2.2	Representations and Warranties of the Company.
2.3	Representations and Warranties of the Investors.
ARTICLE III. COVENANTS
3.1	Conduct of Business Prior to Closing.
3.2	Access; Reports; Confidentiality.
3.3	Filings; Other Actions.
3.4	Governance Matters.
3.5	Avoidance of Control.
3.6	Notice of Certain Events.
3.7	Commercially Reasonable Efforts.
3.8	Most Favored Nation.
3.9	Transfer Taxes.
3.10	Legend.
3.11	Continued Listing Authorization.
3.12	Registration Rights.
3.13	Certain Other Transactions.
3.14	Rights Offering.
3.15	Gross-Up Rights.
ARTICLE IV. TERMINATION
4.1	Termination.
4.2	Effects of Termination.
4.3	Notice of Other Terminations.
ARTICLE V. INDEMNITY
5.1	Indemnification by the Company.
5.2	Indemnification by the Investor.
5.3	Notification of Claims.
5.4	Indemnification Payment.
5.5	Exclusive Remedies.
ARTICLE VI. MISCELLANEOUS
6.1	Survival.
6.2	Expenses.
6.3	Other Definitions.
6.4	Independent Nature of Each Investor’s Obligations and Rights.
6.5	Amendment and Waivers.

i

6.6	Counterparts and Facsimile.
6.7	Governing Law.
6.8	Jurisdiction.
6.9	Waiver of Jury Trial.
6.10	Notices.
6.11	Entire Agreement.
6.12	Successors and Assigns.
6.13	Captions.
6.14	Severability.
6.15	Third Party Beneficiaries.
6.16	Public Announcements.
6.17	Specific Performance.
6.18	No Recourse.

LIST OF SCHEDULES AND EXHIBITS
Exhibit A	Form of TARP Securities Purchase Agreement
Exhibit B	Form of Legal Opinion

Schedule I	Knowledge

ii

Term	Section
9.9% Investor(s)	1.2(c)(2)(D)
Action	2.2(f)
Affiliate	6.3(b)
Agency	6.3(a)
Agreement	Preamble
Bank	2.2(a)
Bank Board	3.4(a)
Benefit Plans	2.2(x)(1)
BHCA	Recital H
BHCA Control	3.2(oo)
Blackout Notice	3.12(d)(2)
Blackout Period	3.12(d)(2)
Board of Directors	6.3(c)
Burdensome Condition	1.2(c)(2)(E)
Business Combination	6.3(f)(B)
Business Day	6.3(d)
Buy-in	6.10(c)
Buy-in Broker	6.10(c)
Capital Stock	6.3(e)
Change in Control	6.3(f)
CIBC Act	Recital H
Closing	1.2(a)
Code	6.3(g)
Common Stock or Common Shares	Recital A
Company	Preamble
Company Employees	2.2(x)(1)
Company Financial Statements	2.2(g)
Company Option	2.2(c)
Company Preferred Stock	2.2(c)
Company Reports	2.2(h)
Company Restricted Stock	2.2(c)
Company Specified Representations	6.3(h)
Company Subsidiary(ies)	2.2(b)
Confidentiality Agreement	3.2(b)
Continuing Directors	6.3(i)
Controlled Group	2.2(x)(3)
Converted Shares	Recital C
Designated Director	3.4(b)
Designating Investor	3.4(b)
Disadvantageous Condition	3.12(d)(2)
Disclosure Schedule	6.3(j)

Term	Section
Effective Date	3.12(k)(1)
Effectiveness Deadline	3.12(k)(2)
Environmental Laws	6.3(k)
ERISA	2.2(x)(1)
Escrow Agent	1.2(b)(3)
Exchange Act	2.2(h)
Exchange Agreement	Recital C
FDIC	2.2(b)
Filing Deadline	3.12(a)(1)
GAAP	6.3(l)
Governmental Consent	6.3(m)
Governmental Entity	6.3(n)
Holder	3.12(k)(3)
Holders’ Counsel	3.12(k)(4)
HSR Act	6.3(m)
Indemnified Party	5.3(a)
Indemnifying Party	5.3(a)
Indemnitee	3.12(g)(1)
Indemnitee-Related Entities	3.12(g)(5)
Indemnitee-Related Investor Entities	5.1(c)
Insider	2.2(ff)
Insurer	6.3(o)
Intellectual Property Rights	2.2(w)
Interim Financials	2.2(g)
Investor(s)	Preamble
Investor Closing Date	Recital A
Investor Indemnified Parties	5.1(a)
Investor Specified Representations	6.3(p)
IT Assets	2.2(w)
Jointly Indemnifiable Claim	3.12(g)(5)
Jointly Indemnifiable Investor Claim	5.1(c)
Knowledge	6.3(q)
Law(s)	2.2(r)
Legacy Stockholder(s)	3.14(a)
Legend Removal Date	6.10(b)
Liens	2.2(d)(2)
Loan Investor	6.3(r)
Local Investors	Recital F
Losses	6.3(t)
Material Adverse Effect	2.1(a)
Material Contracts	2.2(t)

iii

Term	Section
New Security(ies)	3.15(a)
NOL Rights	2.2(hh)
NOL Rights Plan	2.2(hh)
Nominating Committee	3.4(c)
Non-Control Determination	1.2(c)(2)(D)
Non-Qualifying Transaction	6.3(f)(B)
Observer	3.4(a)
OFAC	2.2(o)
Offering	3.15(b)
Offering Confidential Information	3.12(k)(5)
Parent Corporation	6.3(f)(B)
PBGC	2.2(x)(5)
Pending Underwritten Offering	3.12(l)
Person	6.3(u)
Piggyback Registration	3.12(a)(3)
Placement Agents	2.2(cc)
Press Release	6.16(b)
Previously Disclosed	2.1(b)
Primary Investor Proceeds	1.2(c)(2)(G)
Primary Investors	Recital B
Primary Share Purchase	Recital B
Private Placement	Recital A
Purchase Price	Recital A
PwC Opinion	1.2(c)(1)(D)
Qualifying Ownership Interest	3.4(b)
Register, registered, and registration	3.12(k)(6)
Registrable Securities	3.12(k)(7)
Registration Expenses	3.12(k)(8)
Regulatory Agreement	2.2(s)
Rights Offering	3.14(a)
Rights Purchase Price	3.14(a)
Rule 144	6.3(w)
Rule 158, Rule 159A, Rule 405 and Rule 415	3.12(k)(9)
SEC	2.1(c)
SEC Guidance	3.12(k)(10)
Secondary Investor(s)	Recital B
Secondary Investor Proceeds	1.2(c)(2)(J)
Secondary Investor Transactions	Recital D
Secondary Share Purchase	Recital B
Securities Act	2.2(c)
Selling Expenses	3.12(k)(11)

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Term	Section
Shelf Registration Statement	3.12(a)(2)
Special Registration	3.12(i)
Specified SEC Reports	2.1(c)
Stock Plans	2.2(c)
Stock Rights	3.14(a)
Subscription Agreements	Recital F
Subsidiary	6.3(x)
Surviving Corporation	6.3(f)(B)
Suspension Period	3.12(d)(1)
TARP Closing Date	Recital A
TARP Exchange	Recital C
TARP Preferred Stock	Recital C
TARP Securities Purchase Agreements	Recital D
TARP Warrant	Recital C
Tax Return	6.3(z)
Tax(es)	6.3(y)
Third Party Claim	5.3(a)
Total Share Purchase	Recital B
Transaction Documents	6.3(aa)
Treasury	Recital A
Voting Debt	2.2(c)

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STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement, is dated as of February 25, 2013 (together with the Schedules and Exhibits hereto, this “Agreement”), and is by and between FIRST SECURITY GROUP, INC., a Tennessee corporation (the “Company”), and each of the respective investors set forth on the signature pages to this Agreement (collectively, the “Investors,” and each an “Investor”).
RECITALS:
A.    Private Placement. The Company is issuing and selling, in a private placement (the “Private Placement”), approximately 60,000,000 shares of $0.01 par value common stock of the Company (the “Common Stock” or “Common Shares”), at a price per share of $1.50 (the “Purchase Price”). The closing of the Private Placement shall occur over two days, with the issuance of Common Stock to the United States Department of the Treasury (“Treasury”) and the sale of such Common Stock by Treasury to the Investors and Local Investors, as defined, occurring on the first day (the “TARP Closing Date”) and the issuance of Common Stock directly to the Investors and the Local Investors, as defined, occurring on the immediately following day (the “Investor Closing Date”).
B.    Allocation of Common Shares. Each Investor and Local Investor, as defined, is committing to purchase the respective number of shares of Common Stock set forth on such Investor’s signature page to this Agreement or, in the case of a Local Investor, to the signature page to such Local Investor’s Subscription Agreement, as defined (the “Total Share Purchase”). The Company may, at its sole discretion, direct any Investor or Local Investor to purchase a certain number of shares directly from Treasury (the “Secondary Share Purchase” and, collectively, the “Secondary Share Purchases”), with the remaining number of shares from such Investor’s or Local Investor’s Total Share Purchase, if any, to be purchased directly from the Company pursuant to this Agreement or, if a Local Investor, pursuant to a Subscription Agreement (the “Primary Share Purchase” and, collectively, the “Primary Share Purchases”). The Investors and Local Investors shall collectively be referred to as “Primary Investors” with respect to their Primary Share Purchases and as “Secondary Investors” with respect to their Secondary Share Purchases. Notwithstanding anything in this Agreement to the contrary, in the event that an Investor is required to become a Secondary Investor and make a Secondary Share Purchase pursuant to a TARP Securities Purchase Agreement (as defined below), the purchase and ownership of the Common Shares pursuant thereto shall be entitled in all respects to the benefits of this Agreement, including with respect to the representations and warranties, indemnification and closing conditions, as if such Common Shares were purchased and sold pursuant to this Agreement mutatis mutandis.
C.    TARP Exchange. Treasury holds (i) 33,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “TARP Preferred Stock”) and (ii) a warrant, dated January 9, 2009, to purchase 82,363 shares of Common Stock at an exercise price of $60.10 per share (the “TARP Warrant”). Pursuant to an Exchange Agreement executed by the Treasury and the Company (the “Exchange Agreement”), the Company will exchange the TARP Preferred Stock and the TARP Warrant for the number of Common Shares specified in the definition of

“Exchange Shares” in the Exchange Agreement (the “Converted Shares”), which, based on the Purchase Price, represents a discount of 73.25% of the aggregate liquidation amount of the TARP Preferred Stock plus 100% of the accrued but unpaid dividends thereon through the TARP Closing Date (collectively, the “TARP Exchange”), with the closing of the TARP Exchange to occur on the TARP Closing Date.
D.    The Secondary Share Purchases. Treasury will offer and sell the Converted Shares to the Secondary Investors pursuant to agreements by and among the Secondary Investors, Treasury and the Company (the “TARP Securities Purchase Agreements”) in substantially the form attached hereto as Exhibit A, in each case at a price per share equal to the Purchase Price, with the closing of such transactions to occur immediately following the TARP Exchange on the TARP Closing Date (the “Secondary Investor Transactions”).
E.    The Primary Share Purchases. Pursuant to this Agreement, on the Investor Closing Date, the Company will issue and sell to each Investor, and each Investor will purchase from the Company, at a price per share equal to the Purchase Price, the number of shares constituting such Investor’s Primary Share Purchase.
F.    Local Investors. As part of the Private Placement, the Company is offering Common Shares to other accredited investors (the “Local Investors”). On the Investor Closing Date, the Company will offer and sell to each Local Investor, pursuant to subscription agreements with the Local Investors (the “Subscription Agreements”), the number of shares constituting such Local Investor’s Primary Share Purchases at a price per share equal to the Purchase Price.
G.    NASDAQ Compliance. In connection with the transactions contemplated hereby, the Company has obtained permission from NASDAQ to rely upon the financial viability exception to the shareholder vote required by NASDAQ Marketplace Rule 5635(d), and will comply with NASDAQ Marketplace Rule 5635(f), which requires notice to shareholders of the TARP Exchange and Private Placement at least ten (10) days prior to the TARP Closing Date.
H.    Anticipated Timing. As set forth in this Agreement, the Company seeks to close the TARP Exchange and the Private Placement as promptly as practicable following satisfaction of (i) compliance with NASDAQ Marketplace Rule 5635(f); (ii) the Company’s receipt of approval from the Federal Reserve to complete the TARP Exchange; and (iii) the receipt of evidence satisfactory to each 9.9% Investor (as defined) that the Federal Reserve will not deem such 9.9% Investor to be in “control” of the Bank under the Bank Holding Company Act of 1956, as amended (the “BHCA”) or require notice under the Change in Bank Control Act of 1978 (the “CIBC Act”)
I.    The Rights Offering. Following the Closing, the Company will commence a public rights offering providing holders of record of the Common Stock on the Business Day prior to the TARP Closing Date with the right to invest in Common Stock at a price per share equal to the Purchase Price. The rights will be non-transferable and will provide for the purchase of up to $5 million of Common Stock by such existing stockholders, as determined by the Company.

NOW, THEREFORE, in consideration of the foregoing mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Investors hereby agree as follows:

ARTICLE I
PURCHASE; CLOSING
1.1    Issuance, Sale and Purchase.
Subject to the terms set forth herein and subject to the satisfaction or waiver of the conditions set forth in Section 1.2 below, the Company agrees to issue and sell to the Investors, and each of the Investors agrees, severally and not jointly, to purchase from the Company, free and clear of any Liens, the respective number of Common Shares constituting such Investor’s Primary Share Purchase for a per share price equal to the Purchase Price, payable by each respective Investor to the Company.
1.2    Closing; Closing Deliverables; Closing Conditions.
(a)    Closing. The closing of the purchase of the Common Shares by the Investors pursuant hereto (the “Closing”) shall occur on the second Business Day following the satisfaction or waiver of the conditions to the Closing set forth in Section 1.2(c) other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the offices of Bryan Cave LLP located at 1201 W. Peachtree Street N.E., 14th Floor, Atlanta, Georgia or such other date or location as agreed in writing by the parties. The date of the Closing is referred to as the Investor Closing Date.
(b)    Closing Deliverables. At the Closing the parties shall make the following deliveries:
(1)    The Company shall have delivered to the Investors a certificate evidencing the incorporation and good standing of the Company and each of the Company Subsidiaries as of a date within ten (10) Business Days before the TARP Closing Date;
(2)    The Company shall have delivered (or shall deliver concurrently with the Closing) to each Investor a certificate representing the number of Common Shares to be purchased by such Investor pursuant to Section 1.1 registered in the name of such Investor;
(3)    Subject to a satisfactory pre-closing in form and substance satisfactory to each Investor, each Investor shall deliver to a third party escrow agent reasonably acceptable to each 9.9% Investor, as defined, and Treasury (the “Escrow Agent”), pursuant to a written escrow agreement between the Escrow Agent, the Company and each 9.9% Investor in form and substance reasonably satisfactory to each such 9.9% Investor and Treasury, the aggregate Purchase Price for such Investor’s Primary Share Purchase by wire transfer or immediately available funds at least one (1) Business Day prior to the Investor Closing Date to the account provided by the Company; and
(4)    The Company shall have delivered to the Investors such other documents relating to the purchase and sale of the Common Shares contemplated by this Agreement as such Investor shall have reasonably requested.
(c)    Closing Conditions.
(1)    The respective obligations of the Investors, on the one hand, and the Company, on the other hand, to consummate the Closing are each subject to the satisfaction or written waiver by the Company and the Investors of the following conditions prior to the Closing:
(A)    No provision of any Law and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict the Investors or any of their respective Affiliates from owning or voting any Common Shares;
(B)    All Governmental Consents required to have been obtained at or prior to the TARP Closing Date in connection with the execution, delivery or performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby shall have been obtained and shall be in full force and effect on the Investor Closing Date;
(C)    The Company shall have complied with the requirements of NASDAQ Marketplace Rule 5635(f) to avail itself of NASDAQ’s financial viability exception; and
(D)    The Company and the Investors, subject to delivering an “access letter” in a form acceptable to PricewaterhouseCoopers and each Investor, shall have received: (i) a limited scope tax opinion (the “PwC Opinion”) from PricewaterhouseCoopers, satisfactory in form and substance to each Investor and that may, by its terms, be relied upon by the Investors, documenting the effect of the transactions contemplated by the Transaction Documents with respect to the absence of an “ownership change” for purposes of Section 382 of the Code, (ii) the numerical analysis identifying the testing dates evaluated in the PwC Opinion during the applicable analysis period, the ownership interest held by each shareholder and the ownership change percentage associated with each testing date, (iii) a comprehensive list of all assumptions and Company representations relied upon by PricewaterhouseCoopers in preparing the PwC Opinion and (iv) a copy of all source documentation relied upon by PricewaterhouseCoopers in preparing the PwC Opinion.
(2)    The obligation of each Investor to purchase the Common Shares to be purchased by it at the Closing is also subject to the satisfaction or written waiver by such Investor, as applicable, of the following conditions prior to the Closing:

(A)    The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement, and on and as of the TARP Closing Date as though made on and as of the TARP Closing Date, and on and as of the Investor Closing Date as though made on and as of the Investor Closing Date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect with respect to the Company (and except that (1) representations and warranties made as of a specified date shall be true and correct as of such date and (2) the representations and warranties set forth in Section 2.2(a), Section 2.2(b), Section 2.2(c), Section 2.2(d)(2)(A)(i), Section 2.2(e), Section 2.2(o), Section 2.2(q)(4), Section 2.2(ee), Section 2.2(hh), Section 2.2(ii), Section 2.2(ll), and Section 2.2(mm) shall be true and correct in all respects);
(B)    The Company shall have performed and complied with in all material respects all agreements, covenants and conditions required by the Transaction Documents to be performed by it on or prior to the Investor Closing Date (except that with respect to agreements, covenants and conditions that are qualified by materiality, the Company shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects);
(C)    Each Investor shall have received a certificate, dated as of the Investor Closing Date, signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(c)(2)(A) and Section 1.2(c)(2)(B) have been satisfied on and as of the Investor Closing Date;
(D)    Each Investor who, together with its Affiliates and persons who share a common investment advisor with such Investor, has committed to acquire a beneficial ownership of 5% or more of the outstanding shares of Common Stock (collectively, the “9.9% Investors” and each a “9.9% Investor”) has received, in each 9.9% Investor’s sole discretion, satisfactory feedback from the Federal Reserve that such 9.9% Investor will not have “control” of the Company or the Bank for purposes of the BHCA and that no notice is required under the CIBC Act (each, a “Non-Control Determination”);
(E)    There shall not be any action taken or pending, or any Law enacted, entered, enforced or applicable to the Company or the Company Subsidiaries, any Investor or its Affiliates or the transactions contemplated by the Transaction Documents, by any Governmental Entity, whether in connection with the Non-Control Determinations specified in Section 1.2(c)(2)(D) or otherwise, which imposes any restriction or condition that such Investor determines, in its reasonable good faith judgment, (i) is materially and unreasonably burdensome, or (ii) would reduce the benefits of the transactions contemplated hereby to such Investor to such a degree that such Investor would not have entered into the Transaction Documents had such condition or restriction been known to it on the date of this Agreement (any such condition or restriction, a “Burdensome Condition”); for the avoidance of doubt, any requirement to disclose the identities or financial condition of limited partners, shareholders or non-managing members of such Investor or its Affiliates or its investment advisers shall be deemed a Burdensome Condition unless otherwise determined by such Investor in its sole discretion;
(F)    Since the date of this Agreement, a Material Adverse Effect shall not have occurred and no change or other event shall have occurred that, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect;
(G)    Sufficient funds shall be in escrow for the benefit of the Company for the Primary Share Purchases, on terms and conditions fully disclosed to, and acceptable to, each Investor, in each case at a price per share equal to the Purchase Price (with the aggregate amount in escrow constituting the “Primary Investor Proceeds”);
(H)    The purchase of Common Shares by such Investor shall not result in such Investor, together with any other person whose Company securities would be aggregated with such Investor’s Company securities for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote more than 9.9% of the outstanding shares of Common Stock as of the Closing Date;
(I)    All of the TARP Preferred Stock and the TARP Warrant shall have been exchanged for the Converted Shares in accordance with the Exchange Agreement;
(J)    The Secondary Share Purchases shall have been completed pursuant to the TARP Securities Purchase Agreements, on terms and conditions fully disclosed to, and acceptable to, each Investor, in each case at a price per share equal to the Purchase Price, for an aggregate purchase price equal to the number of Converted Shares times the Purchase Price (the “Secondary Investor Proceeds”);
(K)    The Primary Investor Proceeds and the Secondary Investor Proceeds shall, in the aggregate, be at least $90,000,000 and no more than $92,000,000;
(L)    The Local Investors shall have deposited sufficient funds into escrow for the benefit of the Company for the purchase of the shares of Common Stock allocated to the Local Investors pursuant to the Subscription Agreements, on terms and conditions fully disclosed to, and acceptable to, each Investor, in each case at a price per share equal to the Purchase Price;
(M)    At any time after the date of this Agreement, the Company shall not have agreed to enter into or entered into (i) any agreement or transaction in order to raise capital other than in connection with the transactions contemplated by the Transaction Documents, or (ii) any transaction that resulted in, or would result in if consummated, a Change in Control of the Company;
(N)    Each Investor shall have received a certificate signed on behalf of the Company by a senior executive of the Company, dated as of the Investor Closing Date, certifying (i) the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by the Transaction Documents and the issuance of the Common Shares in the Private Placement, (ii) the current versions of the Articles of Incorporation, as amended, and By-Laws, as amended, of the Company, (iii) as to the signatures and authority of the individuals signing this Agreement and related documents on behalf of the Company, and (iv) such other matters as may be reasonably requested by the Investors;
(O)    At the Closing, the Company shall have caused each Investor to receive, substantially in the form set forth as Exhibit B hereto, an opinion of Bryan Cave LLP, counsel to the Company;
(P)    The Common Stock (i) shall be designated for listing and quotation on the Nasdaq Stock Market and (ii) shall not have been suspended, as of the Investor Closing Date, by the SEC or the Nasdaq Stock Market from trading on the Nasdaq Stock Market; and
(Q)    Each of the directors and executive officers of the Company shall be participating in the Private Placement, either as Primary Investors or Secondary Investors.
(3)    The obligations of the Company hereunder to issue and sell the Common Shares to each Investor at the Closing is subject to the satisfaction or written waiver by the Company of the following conditions prior to the Closing:
(A)    The several and not joint representations and warranties of each Investor set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Investor Closing Date as though made severally and not jointly on and as of the Investor Closing Date except where the failure to be true and correct (without regard to any materiality qualifications contained therein) would materially adversely affect the ability of such Investor to perform its obligations hereunder;
(B)    Each Investor shall have performed and complied with in all material respects all agreements, covenants and conditions required by the Transaction Documents to be performed by it on or prior to the Investor Closing Date (except that with respect to agreements, covenants and conditions that are qualified by materiality, such Investor shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects); and
(C)    The Company shall have received a certificate, dated as of the Investor Closing Date, from each Investor signed on behalf of such Investor by a senior executive officer or similar official of such Investor certifying to the effect that the conditions set forth in Section 1.2(c)(3)(A) and Section 1.2(c)(3)(B) have been satisfied on and as of the Investor Closing Date, solely as to such Investor.

ARTICLE II
REPRESENTATIONS AND WARRANTIES
2.1    Certain Terms.
(a)    As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, development or effect that, individually or in the aggregate, would reasonably be expected to (1) result in a material adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (2) materially impair or delay the ability of the Company or any of the Company Subsidiaries to perform its or their obligations under the Transaction Documents to consummate the Closing or any of the transactions contemplated hereby or thereby; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from (A) actions or omissions of the Company or any Company Subsidiary expressly required by the terms of the Transaction Documents; (B) changes in general economic conditions in the United States, including financial market volatility or downturn, (C) changes affecting generally the industries or markets in which the Company operates, (D) acts of war, sabotage or terrorism, military actions or the escalation thereof, or outbreak of disease, (E) any changes, in applicable Laws or accounting rules or principles, including changes in GAAP, (F) the announcement or pendency of the transactions contemplated by the Transaction Documents or (G) any failure by the Company or any of the Company Subsidiaries to meet any internal projections or forecasts with regard to the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the determination of whether a Material Adverse Effect has occurred may be taken into account in determining whether there has been a Material Adverse Effect); provided further, however, that any circumstance, event, change, development or effect referred to in clauses (B), (C), (D) or (E) above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such circumstance, event, change, development or effect has a disproportionate effect on the Company compared to other participants in the industries or markets in which the Company operates.
(b)    As used in this Agreement, the term “Previously Disclosed” with regard to the Company or an Investor means information set forth on its Disclosure Schedule provided to the Investors or the Company, as the case may be, corresponding or responsive to the provision of this Agreement, to which such information relates. Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in a Disclosure Schedule shall not be deemed an admission that (i) such item represents a material exception or material fact, event or circumstance, (ii) such item has had or would reasonably be expected to have a Material Adverse Effect on the Company or an Investor, as applicable, or (iii) such information is required to be disclosed, or that any other undisclosed matter having a greater value or other significance is material. The Disclosure Schedule and the information, descriptions and disclosures included therein are intended to qualify and limit the representations, warranties and covenants of the Company contained in this Agreement. The inclusion in the Disclosure Schedule of any matter or document shall not imply any representation, warranty or covenant not expressly given in this Agreement nor shall such disclosure be taken as extending the scope of any of the representations, warranties or covenants. Nothing in the Disclosure Schedule constitutes an admission of liability or obligation of the Company to any third party, nor any admission against the Company’s interest. The information provided therein is being provided solely for the purpose of making the required disclosures to the Investors under this Agreement.
(c)    As used in this Agreement, the term “Specified SEC Reports” means information publicly disclosed by the Company in (A) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed by it with the Securities and Exchange Commission (the “SEC”), (B) the Company’s subsequent Quarterly Reports on Form 10-Q, each as filed by it with the SEC prior to the date of this Agreement or (C) any Current Report on Form 8-K filed or furnished by it with the SEC since January 1, 2012 available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).
2.2    Representations and Warranties of the Company.
Except as Previously Disclosed, the Company hereby represents and warrants to each Investor, as of the date of this Agreement, as of the TARP Closing Date, and as of the Investor Closing Date (except for the representations and warranties that are as of a specific date which shall be made as of that date), that:
(a)    Organization and Authority. Each of the Company and the Company Subsidiaries is a corporation or limited liability company duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have, individually or in the aggregate, a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company has furnished to the Investors true, correct and complete copies of the articles of incorporation and by-laws (or similar governing documents) as amended through the date of this Agreement for the Company and for FSGBank, National Association (the “Bank”). The Company is duly registered as a bank holding company under the BHCA. The Bank is a national banking association formed under the laws of the United States and is authorized to transact the business of banking.
(b)    Company Subsidiaries. The Company has Previously Disclosed a true, complete and correct list of all of its subsidiaries as of the date of this Agreement (each, a “Company Subsidiary,” and, collectively, the “Company Subsidiaries”). Except for the Company Subsidiaries, the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Company owns, directly or indirectly, all of its interests in each Company Subsidiary free and clear of any and all Liens. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company beneficially owns all of the outstanding capital securities and has sole control of the Company Subsidiaries.
(c)    Capitalization. The authorized Capital Stock of the Company consists of (i) 150,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock (including shares of TARP Preferred Stock) (the “Company Preferred Stock”). As of the close of business on the date of this Agreement, there are 1,765,642 shares of Common Stock outstanding and 33,000 shares of TARP Preferred Stock outstanding. In addition, the TARP Warrant allows for the purchase of 82,363 shares of Common Stock by Treasury at an exercise price of $60.10 per share. As of the close of business on the date of this Agreement, other than in respect of the TARP Preferred Stock, the TARP Warrant, 135,176 shares of Common Stock reserved for awards outstanding under the Benefit Plans, and 155,000 shares of Common Stock reserved for issuance under future awards under the Benefit Plans, no shares of Common Stock or Company Preferred Stock were reserved for issuance. All of the issued and outstanding shares of Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of the outstanding shares of Capital Stock or other securities of the Company or any of the Company Subsidiaries was issued, sold or offered by the Company or any Company Subsidiary in violation of the Securities Act of 1933, as amended (the “Securities Act”) or the securities or blue sky laws of any state or jurisdiction, or any applicable securities laws in the relevant jurisdictions outside of the United States. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. The Company has made available to the Investors the following information with respect to each outstanding option to purchase shares of Common Stock (a “Company Option”) or right to acquire shares of Common Stock (“Company Restricted Stock”) under the First Security Group, Inc. 2012 Long-Term Incentive Plan, the First Security Group, Inc. 2002 Long-Term Incentive Plan and the 1999 Long-Term Incentive Plan of First Security Group, Inc. (the “Stock Plans”) which is true and correct as of the date of this Agreement: (A) the name of each holder of Company Options or Company Restricted Stock; (B) the number of shares of Common Stock subject to such Company Option or Company Restricted Stock, and as applicable for each Company Option or Company Restricted Stock, the date of grant, exercise price, number of shares vested or not otherwise subject to repurchase rights, reacquisition rights or other applicable restrictions as of the date of this Agreement, vesting schedule or schedule providing for the lapse of repurchase rights, reacquisition rights or other applicable restrictions, the type of Company Option and the Stock Plan or other plan under which such Company Options were granted or purchased; and (C) whether, in the case of a Company Option, such Company Option is an Incentive Stock Option (within the meaning of the Code). The Company has made available to the Investors copies of each form of stock option agreement evidencing outstanding Company Options and has also delivered any other stock option agreements to the extent there are variations from the form of agreement, specifically identifying the holder(s) to whom such variant forms apply. As of the date of this Agreement, except for (x) the outstanding Company Options described in this Section 2.2(c) and on Section 2.2(c) of the Disclosure Schedule and (y) as set forth elsewhere in this Section 2.2(c), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of Capital Stock of the Company (including any rights plan or agreement). Each Company Option under the Stock Plans (i) was granted in compliance with all applicable Laws and all of the terms and conditions of the Stock Plans pursuant to which it was issued, (ii) has an exercise price equal to or greater than the fair market value of a share of Common Stock at the close of business on the date of such grant, (iii) has a grant date identical to or following the date on which the Company’s Board of Directors or compensation committee actually awarded such Company Option, (iv) otherwise is exempt from or complies with Section 409A of the Code so that the recipient of such Company Option is not subject to the additional taxes and interest pursuant to Section 409A of the Code and (v) except for disqualifying dispositions, qualifies for the tax and accounting treatment afforded to such Company Option in the Company’s tax returns and the Company’s financial statements, respectively. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of Common Shares pursuant to the transactions contemplated by the Transaction Documents.
(d)    Authorization; Compliance with Other Instruments; Other Contracts.
(1)    The Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder. The Board of Directors has received a written fairness opinion from Raymond James & Associates, Inc. that each of the Private Placement and the TARP Exchange is fair, from a financial point of view, to the Company and the Company’s existing shareholders. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action on the part of the Company and no further approval or authorization is required on the part of the Company or its stockholders. The Board of Directors has unanimously approved the agreements and the transactions contemplated by the Transaction Documents, including this Agreement, the Private Placement, the Subscription Agreements, the TARP Exchange and the Rights Offering. No other corporate proceedings are necessary for the execution and delivery by the Company of the Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby. This Agreement has been and the other Transaction Documents will have been at the Closing duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investors and each of the other respective parties thereto, are, or in the case of documents executed after the date of this Agreement, will be, upon execution, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms (except as enforcement may be limited by applicable insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
(2)    Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any liens, charges, adverse rights or claims, pledges, covenants, title defects, security interests and other encumbrances of any kind (“Liens”) upon any of the material properties or assets of the Company or any Company Subsidiary, under any of the terms, conditions or provisions of (i) the articles of incorporation or by-laws (or similar governing documents) of the Company and each Company Subsidiary or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which it may be bound, or to which the Company or any of the Company Subsidiaries, or any of the properties or assets of the Company or any of the Company Subsidiaries may be subject, or (B) subject to receipt of the Governmental Consent referred to in Section 2.2(e), violate any Law applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(3)    No vote of the stockholders of the Company is required to approve the issuance of the Common Shares and the other transactions contemplated herein. However, in order to avail itself of the financial viability exception, the Company must comply with the requirements of NASDAQ Marketplace Rule 5635(f), which include providing notice to shareholders ten (10) days prior to the issuance of stock.
(e)    Governmental Consents. No Governmental Consents are necessary for the execution and delivery of the Transaction Documents or for the consummation by the Company of the transactions contemplated hereby and thereby, except for (1) Treasury approval of the Exchange Agreement and (2) written approval of the TARP Exchange from the Federal Reserve pursuant to the Company’s Written Agreement with the Federal Reserve dated as of August 25, 2010.
(f)    Litigation and Other Proceedings. Except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened, claim, action, suit, arbitration, complaint, charge or investigation or proceeding (each an “Action”), against the Company or any Company Subsidiary or any of its assets, rights or properties, nor is the Company or any Company Subsidiary a party or named as subject to the provisions of any order, writ, injunction, settlement, judgment or decree of any court, arbitrator or government agency, or instrumentality. There is no Action by the Company or any Company

Subsidiary pending or which the Company or any Company Subsidiary intends to initiate (other than collection claims in the ordinary course of business). As of the date of this Agreement, no director or officer of the Company is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty as of the date hereof. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.
(g)    Financial Statements. Each of the consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of income, operations, changes in shareholders’ equity and cash flows, together with the notes thereto, included in any Company Report filed with the SEC prior to the date of this Agreement, and the unaudited consolidated balance sheets of the Company and the Company Subsidiaries as of September 30, 2012 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the period ending September 30, 2012, together with the notes thereto (the “Interim Financials” and, collectively, the “Company Financial Statements”), (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) to the extent filed with the SEC, complied, as of their respective date of such filing, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein (subject to the absence of notes and normal and recurring year-end audit adjustments not material to the financial condition of the Company and the Company Subsidiaries in the case of the Interim Financials). The December 31, 2012 Reports of Condition and Income (1) have been prepared from, and are in accordance with, the books and records of the Bank, (2) have been prepared in accordance with GAAP applied on a consistent basis and (3) present fairly in all material respects the financial position of the Bank and the results of operations, changes in shareholders’ equity and cash flows of the Bank for the period stated therein (subject to the absence of notes and normal and recurring year-end audit adjustments not material to the financial condition of the Bank).
(h)    Reports. Since December 31, 2009, the Company and each Company Subsidiary have filed all material reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and have paid all material fees and assessments due and payable in connection therewith. All such Company Reports were filed on a timely basis, or the Company or the applicable Company Subsidiary, as applicable, received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be. As of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report that were enumerated within such report or otherwise were the subject of written correspondence with respect thereto. The Company Reports, including the documents incorporated by reference in each of them, each contained all the information required to be included in it and, when it was filed and, as of the date of each such Company Report filed with or furnished to the SEC, or if amended prior to the date of this Agreement, as of the date of such amendment, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No executive officer of the Company has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act of 2002. Copies of all of the Company Reports not otherwise publicly filed have, to the extent allowed by applicable Law, been made available to the Investors by the Company.
(i)    Internal Accounting and Disclosure Controls. The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants (including all means of access thereto and therefrom), except for any nonexclusive ownership and nondirect control that would not reasonably be expected to materially adversely affect the system of internal accounting controls described below in this Section 2.2(i). Except as disclosed in Specified SEC Reports, the Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has implemented and maintains internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) and has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. As of the date of this Agreement, the Company has no Knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer shall not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due. Except as disclosed in Specified SEC Reports, since December 31, 2009, (i) neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.
(j)    Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of the Company Subsidiaries and an unconsolidated or other affiliated entity that is not reflected on the Company Financial Statements.
(k)    Risk Management Instruments. All derivative instruments, including, swaps, caps, floors and option agreements entered into for the Company’s or any of the Company Subsidiaries’ own account were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all Laws and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or any Company Subsidiary, as applicable, enforceable in accordance with its terms. Neither the Company, nor, to the Knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.
(l)    No Undisclosed Liabilities. There are no liabilities of the Company or any of the Company Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except for (i) liabilities adequately reflected or reserved against in accordance with GAAP in the Company’s audited balance sheet for the year ended December 31, 2011, and (ii) liabilities that have arisen in the ordinary and usual course of business and consistent with past practice since December 31, 2011, and which have not or could not reasonably be expected to result in a Material Adverse Effect.
(m)    Mortgage Banking Business. The Company and each of the Company Subsidiaries have complied in all material respects with, and all documentation in connection with the origination, processing, underwriting, servicing, administration and credit approval of any mortgage loan originated, purchased or serviced by the Company has satisfied in all material respects, (i) all Laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company and any Agency, Loan Investor or Insurer, (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (iv) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan. No Agency, Loan Investor or Insurer has (i) claimed in writing that the Company or any of the Company Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of the Company Subsidiaries to a Loan

Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (ii) imposed in writing material restrictions on the activities (including commitment authority) of the Company or any of the Company Subsidiaries or (iii) indicated in writing to the Company or any of the Company Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of the Company Subsidiaries for poor loan quality or concern with respect to the Company’s or any of the Company Subsidiaries’ compliance with Laws.
(n)    Loans.
(1)    With respect to each outstanding loan, lease or other extension of credit or commitments to extend credit by the Bank: (A) the Bank has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; (B) all documents and agreements necessary for the Bank to enforce such loan, lease or other extension of credit are in existence and in the Bank’s possession; (C) no claims, counterclaims, set-off rights or other rights have been asserted against the Bank, nor, to the knowledge of the Company, do the grounds for any such claim, counterclaim, set-off rights or other rights exist, with respect to any such loans, leases or other extensions of credit which could impair the collectability thereof; and (D) each such loan, lease and extension of credit has been, in all material respects, originated and serviced in accordance with the Bank’s then-applicable underwriting guidelines and policies, the terms of the relevant credit documents and agreements and applicable Law, including Federal Reserve Regulations O and W, and applicable limits on loans to one borrower under applicable Law.
(2)    There are no loans, leases, other extensions of credit or commitments to extend credit of the Bank that have been classified the Bank’s regulatory examiners, auditors or other external credit examination personnel as “watch,” “other assets (or loans) especially mentioned,” “substandard,” “doubtful,” “classified,” “criticized,” “loss” or any comparable classification, which have not been so classified.
(3)    Except as Previously Disclosed, there are no loans or extensions of credit owed to the Bank as to which any payment of principal, interest or any other amount is 90 days or more past due.
(4)    The allowances for possible loan and lease losses shown on the financial statements included in any Company Report were, on the respective filing dates, adequate in all respects under the requirements of GAAP and applicable regulatory accounting practices, as applicable, and in each case consistently applied, to provide for possible loan and lease losses as of such filing date, and were in accordance with the safety and soundness standards administered by, and the practices, procedures, requests and requirements of, the applicable Governmental Entity.
(o)    Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information. The Company is not aware of, has not been advised of, and, to the Company’s Knowledge, has no reason to believe that any facts or circumstances exist that would cause it or any Company Subsidiary to be deemed to be (i) not operating in compliance, in all material respects, with the Bank Secrecy Act of 1970, as amended, the Uniting and Strengthening

America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the USA PATRIOT Act), any order or regulation issued by the Treasury’s Office of Foreign Assets Control (“OFAC”), or any other applicable anti-money laundering or anti-terrorist-financing statute, rule or regulation; or (ii) not operating in compliance in all material respects with the applicable privacy and customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder. The Company is not aware of any facts or circumstances that would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause it to undertake any material remedial action. The Company and each of the Company Subsidiaries have adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder, and they have complied in all respects with any requirements to file reports and other necessary documents as required by the USA PATRIOT Act and the regulations thereunder. The Company will not knowingly directly or indirectly use the proceeds of the sale of the Common Shares pursuant to transactions contemplated by the Transaction Documents, or lend, contribute or otherwise make available such proceeds to any Company Subsidiary, joint venture partner or other Person, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
(p)    Certain Payments. Neither the Company nor any of the Company Subsidiaries, nor any directors, officers, nor to the Knowledge of the Company, employees or any of their Affiliates or any other Person who to the Knowledge of the Company is associated with or acting on behalf of the Company or any of the Company Subsidiaries has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business for the Company or any of the Company Subsidiaries, (ii) to pay for favorable treatment for business secured by the Company or any of the Company Subsidiaries, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of the Company Subsidiaries, or (iv) in violation of any Law, or (b) established or maintained any fund or asset with respect to the Company or any of the Company Subsidiaries that was required to have been and was not recorded in the books and records of the Company or any of the Company Subsidiaries.
(q)    Absence of Certain Changes. Since December 31, 2011 and except as Previously Disclosed or as disclosed in Specified SEC Reports, (1) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course of business and consistent with prior practice, (2) none of the Company or any Company Subsidiary has issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business, (3) except for publicly disclosed ordinary dividends on the Common Stock and outstanding preferred stock, the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its Capital Stock, (4) no fact, event, change, condition, development, circumstance or effect has occurred that has had or would reasonably be expected to have a Material Adverse Effect and (5) no default (or event which, with notice or lapse of time, or both, would constitute a material default) exists on the part of the Company or any Company Subsidiary or, to the Knowledge of the Company, on the part of any other party, in the due performance and observance of any term, covenant or condition of any agreement to which the Company or any Company Subsidiary is a party and which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(r)    Compliance with Laws. The Company and each Company Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company and each Company Subsidiary. The Company and each Company Subsidiary have complied in all material respects and (i) are not in default or violation in any respect of, (ii) are not under investigation with respect to, and (iii) have not been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity (each, a “Law” and, collectively, “Laws”), other than such noncompliance, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any material restriction on the business or properties of the Company or any of the Company Subsidiaries, and, as of the date hereof, the Bank has a Community Reinvestment Act rating of “satisfactory” or better.
(s)    Agreements with Regulatory Agencies. The Company and the Company Subsidiaries (i) are not subject to any cease-and-desist or consent order, prompt corrective action directive, or other similar order or enforcement action issued by, (ii) are not a party to any written agreement, individual minimum capital requirement, consent agreement, or memorandum of understanding with, (iii) are not a party to any commitment letter or similar undertaking to, (iv) are not subject to any capital directive by, since December 31, 2009, and (v) each of the Company and the Company Subsidiaries has not adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company nor any of the Company Subsidiaries been advised since December 31, 2009 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement, except as Previously Disclosed or as disclosed in Specified SEC Reports and except for the Company’s Written Agreement with the Federal Reserve as of August 25, 2010 and the Bank’s Consent Order as of April 28, 2010. Except as Previously Disclosed or as disclosed in Specified SEC Reports, the Company and the Company Subsidiaries are in compliance in all material respects with each Regulatory Agreement to which they are party or subject, and the Company and the

Company Subsidiaries have not received any notice from any Governmental Entity indicating that either the Company or any of the Company Subsidiaries is not in compliance in all material respects with any such Regulatory Agreement.
(t)    Contracts. Except as Previously Disclosed or as disclosed in Specified SEC Reports, neither the Company nor any Company Subsidiary is a party to any contracts or agreements:
(1)    relating to indebtedness for borrowed money, letters of credit, capital lease obligations, obligations secured by a Lien or interest rate or currency hedging agreements (including guarantees in respect of any of the foregoing, but in any event excluding trade payables, securities transactions and brokerage agreements arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for telephones, copy machines, facsimile machines and other office equipment) in excess of $100,000, except for those issued in the ordinary course of business;
(2)    that constitutes a collective bargaining or other arrangement with any labor union;
(3)    that is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K;
(4)    that is a lease or agreement under which the Company or any of the Company Subsidiaries is lessee of, or holds or operates, any property owned by any other Person;
(5)    that is a lease or agreement under which the Company or any of the Company Subsidiaries is lessor of, or permits any Person to hold or operate, any property owned or controlled by the Company or any of the Company Subsidiaries;
(6)    limiting the ability of the Company or any of the Company Subsidiaries to engage, in any material respect, in any line of business or to compete, whether by restricting territories, customers or otherwise, or in any other material respect, with any Person;
(7)    that is a settlement, conciliation or similar agreement, the performance of which will involve payment after the TARP Closing Date of consideration in excess of $100,000;
(8)    that relates to Intellectual Property Rights (other than a license granted to the Company for commercially available software licensed on standard terms with a total replacement cost of less than $100,000);
(9)    that concerns the sale or acquisition of any material portion of the Company’s business or any bulk sales of loans or other property formerly representing collateral for loans;
(10)    that concerns a partnership or joint venture;

(11)    involving aggregate consideration liability in excess of $100,000 and which, in each case, cannot be cancelled by the Company without penalty or without more than 90 days’ notice;
(12)    that concerns any material hedge, collar, option, forward purchasing, swap, derivative or similar agreement, understanding or undertaking;
(13)    any other contract, agreement or understanding material to the Company or any of the Company Subsidiaries or their respective operations; and
(14)    any agreement with respect to the offer, sale, purchase or redemption of any Company securities, including the TARP Securities Purchase Agreements.
Each Contract of a type Previously Disclosed or disclosed in Specified SEC Reports above to this Section 2.2(t) (collectively, the “Material Contracts”), is (i) legal, valid and binding on the Company and the Company Subsidiaries which are a party to such contract, (ii) is in full force and effect and enforceable in accordance with its terms and (iii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by the Transaction Documents. Neither the Company nor any of the Company Subsidiaries, nor to the Company’s Knowledge, any other party thereto is in default under any Material Contract. No benefits under any Material Contract will be increased, and no vesting of any benefits under any Material Contract will be accelerated, by the occurrence of any of the transactions contemplated by the Transaction Documents, nor will the value of any of the benefits under any Material Contract be calculated on the basis of any of the transactions contemplated by the Transaction Documents. The Company and the Company Subsidiaries, and to the Knowledge of the Company, each of the other parties thereto, have performed in all material respects all obligations required to be performed by them under each Material Contract, and to the Knowledge of the Company, no event has occurred that with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the agreement and no party thereto has repudiated any provision of such contract.
(u)    Insurance. The Company and the Company Subsidiaries are, and will remain following consummation of the transactions contemplated by the Transaction Documents, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and that are of the type customary in the businesses and location in which the Company and the Company Subsidiaries are engaged. The Company and the Company Subsidiaries have not been refused any insurance coverage sought or applied for, and the Company and the Company Subsidiaries do not have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect.
(v)    Title. The Company and the Company Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and valid title to all personal property owned by them, in each case free and clear of all Liens, except for Liens which do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company or the Company Subsidiaries are valid, subsisting and enforceable leases with such exceptions that are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or the Company Subsidiaries.
(w)    Intellectual Property Rights. The Company and the Company Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their business as conducted on the date of this Agreement. To the Knowledge of the Company, no product or service of the Company or the Company Subsidiaries infringes, misappropriates or otherwise violates, and the operation of the Company’s and each of the Company Subsidiary’s respective businesses as currently conducted does not infringe, misappropriate or otherwise violate, the Intellectual Property Rights of others. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries have not received notice of any claim being made or brought, or, to the Knowledge of the Company, being threatened, against the Company or any of the Company Subsidiaries (i) regarding any of their respective Intellectual Property Rights, (ii) that the products, services of the Company or the Company Subsidiaries infringe, misappropriate or otherwise violate the Intellectual Property Rights of others, or (iii) that the operation of the Company’s and each of the Company Subsidiary’s respective businesses as currently conducted infringe, misappropriate or otherwise violate the Intellectual Property Rights of others. The Company and the Company Subsidiaries are not aware of any facts or circumstances which might give rise to any of the foregoing claims. The computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation used by the Company or the Company Subsidiaries in their respective businesses (the “IT Assets”) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection such businesses. The Company and the Company Subsidiaries have taken all reasonable steps to safeguard the IT Assets in accordance with all applicable Laws and consistent with the guidance of the applicable Governmental Entities, including the implementation of procedures to ensure that such IT Assets are free from any disabling codes or instructions, timer, copy protection device, clock, counter or other limiting design or routing and any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus,” or other software routines or hardware components that in each case permit unauthorized access or the unauthorized disablement or unauthorized erasure of data or other software by a third party, and to the Company’s Knowledge, no successful unauthorized intrusions or breaches of the security of the IT Assets. The Company and the Company Subsidiaries have implemented reasonable backup and disaster recovery technology, policies and procedures consistent with industry practices. The Company and the Company Subsidiaries take reasonable measures, directly or indirectly, to ensure the confidentiality, privacy and security of customer, employee and other confidential information, and to the Company’s Knowledge, there have been no unauthorized disclosures of any such information. The Company and the Company Subsidiaries have complied with all internet domain name registration and other requirements of internet domain registrars concerning internet domain names that are used in the business.
(x)    Employee Benefits.
(1)    Section 2.2(x) of the Disclosure Schedule sets forth a complete list of each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), and all stock purchase, stock option, restricted stock or other equity-based award, severance, retention, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, retirement, health and welfare, employee loan and all other employee compensation or benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by the Transaction Documents or otherwise), whether formal or informal, oral or written, legally binding or not, under which (A) any current or former employee, director or consultant of the Company or any of the Company Subsidiaries (the “Company Employees”) has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its Subsidiaries or (B) the Company or any Company Subsidiary has had or has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Benefit Plans.”
(2)    With respect to each Benefit Plan, the Company and each Company Subsidiary has provided to the Investors a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter, if applicable; (C) any summary plan description and other written communications (or a description of any oral communications) by the Company and the Company Subsidiaries to the Company Employees or other beneficiaries concerning the extent of the benefits provided under a Benefit Plan; (D) a summary of any proposed amendments or changes anticipated to be made to the Benefit Plans at any time within the twelve months immediately following the date of this Agreement (other than amendments or changes required by ERISA, the Code or other Laws); and (E) for the three most recent years (x) the Form 5500 and attached schedules, (y) audited financial statements and (z) actuarial valuation reports.
(3)    (A) Each Benefit Plan has been established and administered in all material respects in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other Laws; (B) each Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (C) no event has occurred and no condition exists that would subject the Company and the Company Subsidiaries, either directly or by reason of their affiliation with any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other Laws; (D) for each Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the end of the period covered by such Form 5500; (E) no “reportable event” (as such term is defined in Section 4043 of ERISA) that could reasonably be expected to result in liability, no nonexempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or failure to satisfy the minimum funding standard (as described in Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Benefit Plan; (F) except as expressly contemplated by this Agreement, there is no present intention that any Benefit Plan be materially amended, suspended or terminated, or otherwise modified to adversely change benefits (or the levels thereof) under any Benefit Plan at any time within the twelve months immediately following the date of this Agreement; and (G) the Company and the Company Subsidiaries have not incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of the Company or the Company Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other Laws.
(4)    No Benefit Plan is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) or a Benefit Plan subject to Title IV of ERISA and neither the Company nor any member of their Controlled Group has at any time sponsored or contributed to, or has or had any liability or obligation in respect of, any multiemployer plan or any ongoing, frozen or terminated employee benefit plan subject to Title IV of ERISA.
(5)    With respect to any Benefit Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims, and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation (the “PBGC”), the Internal Revenue Service or other governmental agencies are pending, threatened or in progress (including, without limitation, any routine requests for information from the PBGC).
(6)    Neither the execution and delivery of the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby could (A) result in any payment (including severance, unemployment compensation or “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any of the Company Subsidiaries from the Company or any of the Company Subsidiaries under any Benefit Plan or otherwise, (B) increase any compensation or benefits otherwise payable under any Benefit Plan, (C) require the funding or increase in the funding of any such benefits, (D) result in any limitation on the right of the Company or any of the Company Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust or (E) result in payments under any of the Benefit Plans or otherwise which would not be deductible under Section 280G or Section 162(m) of the Code. The Company or any of the Company Subsidiaries have not taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any of the Company Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.
(7)    Each Benefit Plan that is in any part a “nonqualified deferred compensation plan” subject to Section 409A of the Code (i) materially complies and, at all times after December 31, 2008 has materially complied, both in form and operation, with the requirements of Section 409A(a)(2), (3) and (4) of the Code and the final regulations thereunder and (ii) between January 1, 2005 and December 31, 2008 was operated and maintained in accordance with a good faith reasonable interpretation of Section 409A of the Code and its purpose, as determined under applicable guidance of the Treasury and the Internal Revenue Service. No compensation payable by the Company or any of the Company Subsidiaries has been reportable as nonqualified deferred compensation in the gross income of any individual or entity as a result of the operation of Section 409A of the Code.
(y)    Environmental Laws. The Company and the Company Subsidiaries (i) are in compliance with any and all Environmental Laws, (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
(z)    Taxes.
(1)    All material Tax Returns required to be filed by, or on behalf of, Company or the Company Subsidiaries have been timely filed, or will be timely filed, in accordance with all Laws, and all such Tax Returns are, or shall be at the time of filing, complete and correct in all material respects. The Company and the Company’s Subsidiaries have timely paid all material Taxes due and payable (whether or not shown on such Tax Returns), or, where payment is not yet due, have made adequate provisions in accordance with GAAP. There are no Liens with respect to Taxes upon any of the assets or properties of either the Company or the Company’s Subsidiaries other than with respect to Taxes not yet due and payable.
(2)    No deficiencies for any material Taxes have been proposed or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or the Company’s Subsidiaries, and there is no outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company or the Company’s Subsidiaries. No written claim has ever been made by any Governmental Entity in a jurisdiction where neither the Company nor any of the Company’s Subsidiaries files Tax Returns that are or may be subject to taxation by that jurisdiction.
(3)    Except as Previously Disclosed, neither the Company nor the Company’s Subsidiaries (A) are or have ever been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated federal, unitary or combined state or local income Tax Return or (B) have any liability for Taxes of any Person arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise.
(4)    None of the Company nor the Company’s Subsidiaries are party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement.
(5)    None of the Company or the Company Subsidiaries have been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.
(6)    All Taxes required to be withheld, collected or deposited by or with respect to the Company or the Company’s Subsidiaries have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority. The Company and the Company’s Subsidiaries have fully complied with all applicable information reporting requirements.
(7)    No closing agreement pursuant to section 7121 of the Code (or any similar provision of state, local or foreign Law) has been entered into by or with respect to the Company or the Company’s Subsidiaries. Neither the Company nor the Company’s Subsidiaries has granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The Disclosure Schedule sets forth the tax year through which the statute of limitations has run in respect of Tax liabilities of the Company and the Company Subsidiaries for U.S. federal, state, local and foreign Taxes.
(8)    Neither the Company nor the Company’s Subsidiaries has engaged in any transaction that could give rise to (i) a registration obligation with respect to any Person under Section 6111 of the Code or the regulations thereunder, (ii) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the regulations thereunder, or (iii) a disclosure obligation as a “listed transaction” under Section 6011 of the Code and the regulations.
(aa)    Labor.
(1)    Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, nor have there been in the last three years. There are no organizing activities, strikes, work stoppages, slowdowns, labor picketing lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any Company Subsidiary, nor have there been for the last three years.

(2)    The Company and the Company Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, are in compliance with all (i) federal and state Laws and requirements respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment, workers’ compensation and the collection and payment of withholding and/or payroll taxes and similar taxes and (ii) obligations of the Company and any Company Subsidiary, as applicable, under any employment agreement, severance agreement or any similar employment-related agreement or understanding.
(3)    Except as would not reasonably be expected to have a Material Adverse Effect, there is no charge or complaint pending or threatened before any Governmental Entity alleging unlawful discrimination in employment practices, unfair labor practices or other unlawful employment practices by the Company or any Company Subsidiary.
(bb)    Knowledge as to Conditions. As of the date of hereof, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents will not be obtained.
(cc)    Brokers and Finders. Except for Sandler O’Neill & Partners, L.P. and Raymond James & Associates, Inc. (collectively, the “Placement Agents”) and Triumph Investment Managers, LLP, and the fees payable thereto (which fees and agreements for the payment thereof are set forth on the Disclosure Schedule and are to be paid by the Company), neither the Company nor any of its respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with the Transaction Documents or the transactions contemplated thereby.
(dd)    Offering of Securities. Neither the Company nor any Person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the securities to be issued pursuant to the Transaction Documents under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which might subject the offering, issuance or sale of any of such securities to the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Common Shares pursuant to the transactions contemplated by the Transaction Documents. Assuming the accuracy of each Investor’s representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Common Shares by the Company to the Investors.

(ee)    Investment Company Status. The Company is not, and upon consummation of the transactions contemplated by the Transaction Documents will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” of, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
(ff)    Affiliate Transactions. No officer, director, five percent (5%) stockholder or other Affiliate of the Company (or any Company Subsidiary), or any individual who, to the Knowledge of the Company, is related by marriage or adoption to or shares the same home as any such Person, or any entity in which any such Person owns any beneficial interest (collectively, an “Insider”), is a party to any contract or transaction with the Company (or any Company Subsidiary) which pertains to the business of the Company (or any Company Subsidiary) or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (or any Company Subsidiary). The foregoing representation and warranty does not cover deposits at the Company (or any Company Subsidiary) or loans of $50,000 or less made in the ordinary course of business consistent with past practice.
(gg)    Local Investors. To the extent any Subscription Agreements and additional agreements or modification to Transaction Documents have been entered into on or prior to the date hereof, the Company has provided the Investors with true and accurate copies of the Subscription Agreements, other additional agreements or modified Transaction Documents into which it has entered with each of the Local Investors.
(hh)    Anti-takeover Provisions Not Applicable. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company, except for the Tax Benefits Preservation Plan by and between the Company and Registrar and Transfer Company, as rights agent, dated as of October 30, 2012 (the “NOL Rights Plan”). The Board of Directors has taken all necessary action to ensure that the entry into this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby are exempt from any anti-takeover or similar provisions of the Company’s Articles of Incorporation and By-Laws, the NOL Rights Plan and any other provisions of any applicable “moratorium,” “control share,” “fair price,” “interested stockholder” or other anti-takeover Laws and regulations of any jurisdiction. Pursuant to the NOL Rights Plan, each Investor, automatically and through no further action by such Investor or the Company, shall also be issued preferred stock purchase rights (the “NOL Rights”). Except as provided in the NOL Rights Plan, such NOL Rights will be evidenced by certificates for the Common Stock and will be transferable only in connection with the transfer of the underlying Common Stock. The NOL Rights Plan and the NOL Rights (i) are legal, valid and binding obligations of the Company, (ii) are in full force and effect and enforceable in accordance with their terms and (iii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by the Transaction Documents.

(ii)    Issuance of the Common Shares. The issuance of the Common Shares in connection with the transactions contemplated by the Transaction Documents has been duly authorized and such Common Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfers imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.
(jj)    Price of Common Stock. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares.
(kk)    Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.
(ll)    Disclosure. The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized the Placement Agents or any other Representative to provide, any Investor (or its agents or counsel) with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder and thereunder may constitute such information, all of which will be disclosed by the Company in the press release contemplated by Section 6.16 hereof. The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of the Company Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable Law, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and as may be disclosed pursuant to Section 6.16 hereof.
(mm)    Directors’ and Officers’ Insurance. The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with, to the knowledge of the Company, financially sound and reputable insurance companies with benefits and levels of coverage that have been Previously Disclosed, (ii) has timely paid all premiums on such policies and (iii) there has been no lapse in coverage during the term of such policies.
(nn)    Section 16. The Board of Directors has approved the issuance and sale of the Common Stock in the manner required to exempt the acquisition of such Common Stock from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.
(oo)    Common Control. The Company is not and, after giving effect to the offering and sale of the Common Shares, will not be under the control (as defined in the BHCA and the Federal Reserve’s Regulation Y (12 CFR Part 225) (“BHCA Control”) of any company (as defined in the BHCA and the Federal Reserve’s Regulation Y). The Company is not in BHCA Control of any federally insured depository institution other than the Bank. The Bank is not under the BHCA Control of any company (as defined in the BHCA and the Federal Reserve’s Regulation Y) other than the Company. Neither the Company nor the Bank controls, in the aggregate, more than five percent of the outstanding voting class, directly or indirectly, of any federally insured depository institution, other than the Company’s interest in the Bank. The Bank is not subject to potential liability with respect to any commonly controlled depository institution pursuant to Section 5(e) of the Federal Deposit Insurance Act (12 U.S.C. § 1815(e)).
2.3    Representations and Warranties of the Investors. Except as Previously Disclosed, each Investor, for itself and for no other Investor, hereby represents and warrants, severally and not jointly, to the Company, as of the date of this Agreement and as of the Investor Closing Date (except for the representations and warranties that are as of a specific date which shall be made as of that date), that:
(a)    Organization and Authority. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely impair or delay its ability to perform its obligations under the Transaction Documents or to consummate the transactions contemplated hereby and thereby.
(b)    Bank Holding Company Status. The Investor has not or is not acting in concert with any other Person in connection with the Private Placement, other than Affiliates of the Investor identified by the Investor to the Company as Affiliates. Assuming the accuracy of the representations and warranties of the Company contained herein, the Investor, either acting alone or together with any other Person will not, directly or indirectly, own, control or have the power to vote, immediately after giving effect to its purchase of Common Shares in the Private Placement, in excess of 9.9% of the outstanding shares of the Company’s voting stock of any class or series. Without limiting the foregoing, assuming the accuracy of the representations and warranties of the Company contained herein, the Investor represents and warrants that it does not and will not as a result of its purchase or holding of the purchased Common Shares or any other securities of the Company have “control” of the Company or the Bank, and has no present intention of acquiring “control” of the Company or the Bank, for purposes of the BHCA or the CIBC Act.
(c)    Authorization; Compliance with Other Instruments.
(1)    The Investor has the necessary power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its respective obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents to which the Investor is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Investor’s respective board of directors, general partner or managing members, investment committee, investment adviser or other authorized person, as the case may be, and no further approval or authorization by any of its stockholders, partners or other equity owners, as the case may be, is required. This Agreement has been and the other Transaction Documents to which the Investor is a party will have been at the Closing duly and validly executed and delivered by the Investor and, assuming due authorization, execution and delivery by the Company and the other parties thereto, are, or in the case of documents executed after the date of this Agreement, will be, upon execution, the valid and binding obligations of the Investor enforceable against it in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
(2)    Neither the execution, delivery and performance by the Investor of the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Investor with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Liens upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (i) the Investor’s articles of incorporation or by-laws, its certificate of limited partnership or partnership agreement or its similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which the Investor may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph (and assuming the correctness of the representations and warranties of the Company and the other parties to the Transaction Documents), violate any Law applicable to the Investor or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially adversely affect the Investor’s ability to perform its obligations under the Transaction Documents or consummate the transactions contemplated hereby or thereby on a timely basis.
(d)    Governmental Consents. Assuming the correctness of the representations and warranties of the Company and the other parties to this Agreement, no Governmental Consents are necessary to be obtained by the Investor for the consummation of the transactions contemplated by the Transaction Documents to which the Investor is a party, other than in relation to passivity commitments that may be required by the Federal Reserve and any Non-Control Determination.
(e)    Accredited Investor, etc.
(1)    The Investor acknowledges that the Common Shares have not been registered under the Securities Act or under any state securities laws. The Investor (i) is acquiring the Common Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Common Shares to any person, (ii) will not sell or otherwise dispose of any of the Common Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) is an “accredited investor” as defined in SEC Rule 501 and/or a “qualified institutional buyer” under SEC Rule 144A, and (iv) has such knowledge and experience in financial and business matters and in investments of this type, including knowledge of the Company, that it is capable of evaluating the merits and risks of the Company and of its investment in the Common Shares and of making an informed investment decision; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Common Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Common Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act or an unregistered broker-dealer engaged in the business of being a broker-dealer.
(2)    The Investor has, either alone or through its representatives:
(A)    consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary;
(B)    had a reasonable opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the officers and representatives of the Company and the Company Subsidiaries concerning the Company’s and the Company Subsidiaries’ financial condition and results of operations, the business plan for the Company and the Company Subsidiaries, all employment agreements and benefit plans and other contractual arrangements among the Company, the Company Subsidiaries and their respective management teams, the terms and conditions of the private placement of the Common Shares, the transactions contemplated hereby and any additional relevant information that the Company possesses, and any such questions have been answered to its satisfaction;
(C)    had the opportunity to review and evaluate the following, among other things, in connection with its investment decision with respect to the Common Shares: (i) all publicly available records and filings concerning the Company and the Company Subsidiaries, as well as all other documents, records, filings, reports, agreements and other materials provided by the Company regarding its and the Company Subsidiaries’ business, operations and financial condition sufficient to enable it to evaluate its investment; (ii) certain investor presentation materials (as supplemented from time to time) that summarizes this transaction; and (iii) this Agreement and all other Transaction Documents; and
(D)    made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by any other Person, including any other investor that is not affiliated with such Investor. Neither such inquiries nor any other due diligence investigations conducted by such the Investor or its advisors or representatives, if any, shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. Each Investor understands that (i) its investment in the Common Shares involves a high degree of risk and it is able to afford a complete loss of such investment, (ii) no representation is being made as to the business or prospects of the Company or the Company Subsidiaries after completion of the Transactions or the future value of the Common Shares, and (iii) no representation is being made as to any projections or estimates delivered to or made available to the Investor (or any of its affiliates or representatives) of the Company’s or the Company Subsidiaries’ future assets, liabilities, stockholders’ equity, regulatory capital ratios, net interest income, net income or any component of any of the foregoing or any ratios derived therefrom. The Investor, either alone or together with its representatives, if any, has the knowledge, sophistication and experience in financial and business matters as to fully understand and be capable of evaluating the merits and risks of an investment in the Common Shares.
(3)    The Investor has read and understands the risk factors outlining risks related to the Company, the Company Subsidiaries, and an investment in the Company set forth in the Company’s Form 10-K for the year ended December 31, 2011 and the Company’s subsequent Quarterly Reports on Form 10-Q.
(4)    The Investor understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Common Shares.
(5)    The Investor is not purchasing the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.
(6)    The Investor understands and agrees that the Common Shares are not deposits and are not insured by the FDIC or any other Governmental Authority.
(f)    Brokers and Finders. Neither the Investor, nor its respective Affiliates, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor in connection with this Agreement or the transactions contemplated hereby.
(g)    Independent Investment Decision. The Investor has made an independent investment decision with respect to the Private Placement, without reliance on any other investor that is not affiliated with such Investor, and is not acting in concert with respect to the Private Placement with any other investor that is not affiliated with such Investor. Other than the Transaction Documents, to the Investor’s knowledge there are no agreements or understandings between an Investor or any of its Affiliates with respect to the Private Placement and (1) any of the other Investors, the Local Investors, or the Secondary Investors or any of their respective Affiliates, (2) the Company or (3) the Company Subsidiaries; it being understood that agreements or understandings between Investors that are Affiliates are not covered by this representation so long as the Investor has identified its Affiliates to the Company as being affiliated.
(h)    Financial Capability. At the Closing, the Investor shall have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.
(i)    No Other Representations or Warranties. Except as set forth in this Agreement, the other Transaction Documents and any other documents delivered in connection with the Closing of the transactions contemplated by the Transaction Documents, the Investor makes no representation or warranty, expressed or implied, at law or in equity, in respect of the Investor or its business or prospects and any such other representations or warranties are hereby expressly disclaimed.

ARTICLE III
COVENANTS
3.1    Conduct of Business Prior to Closing.
(a)    Except as otherwise expressly required by the Transaction Documents or applicable Law, by the performance of any Material Contract that was Previously Disclosed, or with the prior written consent of each Investor, between the date hereof and the Closing, the Company shall, and the Company shall cause each Company Subsidiary to:
(1)    conduct its business only in the ordinary course;
(2)    use commercially reasonable efforts to (A) preserve the present business operations, organization (including officers and employees) and goodwill of the Company and any Company Subsidiary and (B) preserve the present relationships with persons having business dealings with the Company (including strategic partners, customers, suppliers, consultants and subcontractors);
(3)    use commercially reasonable efforts to maintain (A) all of the material assets and properties of, or used by, the Company or any Company Subsidiary in its current condition, with the exception of ordinary wear and tear, and (B) insurance upon all of the properties and assets of the Company and the Company Subsidiaries in such amounts and of such kinds comparable to that in effect on the date of this Agreement;
(4)    not (A) declare, set aside or pay any distributions or dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its Capital Stock or the Capital Stock or equity securities of any of its Subsidiaries; (B) split, combine or reclassify any of its Capital Stock or the Capital Stock or equity securities of any of its Subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Capital Stock or any of its other securities or the Capital Stock or equity securities of any of its Subsidiaries; or (C) purchase, redeem or otherwise acquire any Capital

Stock or any of its other securities or any rights, warrants or options to acquire any such Capital Stock or other securities or the Capital Stock or equity securities of any of its Subsidiaries;
(5)    not, and shall cause each Company Subsidiary to not, issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any Capital Stock of the Company or any Company Subsidiary, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any Capital Stock, voting securities or convertible or exchangeable securities of the Company or any Company Subsidiary, other than any issuance of Common Stock on exercise of any compensatory stock options outstanding on the date of this Agreement;
(6)    not terminate, enter into, amend, modify (including by way of interpretation), renew or grant any waiver or consent under any employment, officer, consulting, severance, change in control or similar contract, agreement or arrangement with any director, officer, employee or consultant (other than, with respect to employees, in the ordinary course of business consistent with past practices) or make, grant or promise any bonus or any wage, salary or compensation increase to any director, officer, employee, sales representative or consultant (except in the case of non-officers and non-directors, amounts that do not exceed $50,000 per year per employee in the aggregate) or make, grant or promise any increase in any employee benefit plan or arrangement, or amend or terminate any existing employee benefit plan or arrangement or adopt any new employee benefit plan or arrangement;
(7)    not terminate, enter into, establish, adopt, amend, modify (including by way of interpretation), make new grants or awards under, renew or grant any waiver or consent under any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract (other than with respect to group insurance and welfare employee benefits, in the ordinary course of business consistent with past practices), plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer, employee or consultant, amend the terms of any outstanding equity-based award, take any action to accelerate the vesting, exercisability or payment (or fund or secure the payment) of stock options, restricted stock, other equity awards or other compensation or benefits payable thereunder or add any new participants to any non-qualified retirement plans (or, with respect to any of the preceding, communicate any intention to take such action), other than with respect to the salary of any employee (and, with respect to such employee, only in the ordinary course of business consistent with past practices);
(8)    not make any other change in employment terms for any of its directors, officers, employees and consultants outside the ordinary course of business consistent with past practice or enter into any transaction with an Insider;
(9)    notwithstanding any other provision hereof, use all commercially reasonable efforts not to take, or omit to take, any action that is reasonably likely to result in any of the conditions precedent to the Closing not being satisfied, or any action that is reasonably likely to materially impair the Company’s or any of the Company Subsidiaries’ ability to perform their obligations under the Transaction Documents or to consummate the transactions contemplated hereby, except as required by Law or the Transaction Documents;
(10)    not enter into any contract with respect to, or otherwise agree or commit to do, any of the actions set forth in the foregoing clauses (4) through (8) and clause (11) of this Section 3.1; and
(11)    not make or change any material Tax election, change a material annual accounting period, adopt or change any material accounting method with respect to Taxes, file any amended material Tax Return, enter into any material closing agreement, settle or compromise any proceeding with respect to any material Tax claim or assessment relating to the Company or any of the Company Subsidiaries, surrender any right to claim a refund of material Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any of its Subsidiaries, or take any other similar action relating to the filing of any material Tax Return or the payment of any material Tax.
3.2    Access; Reports; Confidentiality.
(a)    From the date hereof until the Investor Closing Date, the Company and the Company Subsidiaries will permit each Investor and their respective Representatives to visit and inspect the properties of the Company and the Company Subsidiaries, and to examine the contracts and commitments, and corporate books and records of the Company and the Company Subsidiaries and discuss the affairs, finances and accounts of the Company and the Company Subsidiaries with the officers, employees and the other Representatives of the Company and the Company Subsidiaries, all upon reasonable notice and at such reasonable times and as often as such Investor may request. Any investigation pursuant to this Section 3.2 shall be conducted during normal business hours and in such a manner as not to interfere unreasonably with the conduct of the business of the Company or the Company Subsidiaries, and nothing herein shall require the Company or the Company Subsidiaries to disclose any information to the extent (1) prohibited by Law or (2) that the Company or the Company Subsidiaries reasonably believe such information to be competitively sensitive proprietary information (except to the extent such Investor provides assurances reasonably acceptable to Company or such Company Subsidiary, as applicable, that such information shall not be used by such Investor or its Affiliates to compete with the Company or such Company Subsidiary, as applicable); provided that the Company and the Company Subsidiaries shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in clauses (1) and (2) of this Section 3.2(a) apply).
(b)    Each Investor acknowledges that the information being provided to it in connection with the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, previously executed by such Investor and the Company (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference.
3.3    Filings; Other Actions.

(a)    Each Investor, with respect to itself only, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use commercially reasonable efforts to prepare and file all necessary and customary documentation, to effect all necessary and customary applications, notices, petitions, filings and other documents, to provide evidence of non-control of the Company and the Bank, as requested by the applicable Governmental Entities, including executing and delivering to the applicable Governmental Entities customary passivity commitments, disassociation commitments and commitments not to act in concert, with respect to the Company or the Bank, and to obtain all necessary and customary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, in each case, (i) necessary or advisable to consummate the transactions contemplated by the Transaction Documents, and to perform the covenants contemplated by the Transaction Documents, in each case required by it, and (ii) with respect to the Investor, to the extent typically provided by the Investor to such third parties or Governmental Entities, as applicable, under the Investor’s policies consistently applied, to the extent the Investor has such policies, and subject to such confidentiality requests as the Investor may reasonably seek. Each of the parties hereto shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 3.3(a). Each Investor, with respect to itself only, and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to Laws relating to the exchange of information and confidential information related to such Investor, all the information (other than confidential information) relating to such other parties, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement; provided that (i) for the avoidance of doubt, no Investor shall have the right to review any such information relating to another Investor and (ii) an Investor shall not be required to disclose to the Company or any other Investor any information that is confidential and proprietary to such Investor or its Affiliates. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each Investor, with respect to itself only, on the one hand, and the Company, on the other hand, agrees to keep the other reasonably apprised of the status of matters referred to in this Section 3.3. Each Investor, with respect to itself only, and the Company shall promptly furnish the other with copies of written communications received by it or its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by the Transaction Documents; provided, that the party delivering any such document may redact any confidential information contained therein. Notwithstanding anything in this Section 3.3 or elsewhere in this Agreement to the contrary, the Investor shall not be required to provide to any person pursuant to this Agreement any of its, its Affiliates’, its investment advisor’s or its or their control persons’ or equity holders’ nonpublic, proprietary, personal or otherwise confidential information including the identities or financial condition of limited partners, shareholders or non-managing members of the Investor or its Affiliates or their investment advisors. The Company shall file Form Ds timely with the SEC and other jurisdictions’ securities and blue sky officials and, to the extent applicable, shall cause its placement agents to timely file with FINRA all offering materials required by FINRA Rule 5123. Notwithstanding anything in the contrary in this Section 3.3, no Investor shall be required to perform any of the above actions if such performance would constitute or could reasonably result in a Burdensome Condition.
(b)    The Company shall comply with the requirements of NASDAQ Marketplace Rule 5635(f), including, but not limited to, providing ten (10) days notice to shareholders prior to the issuance of common stock.
3.4    Governance Matters.
(a)    The Company hereby agrees that, from and after the Investor Closing Date, for so long as an Investor and its Affiliates and, for the purposes of this Section 3.4(a), persons who share a common investment advisor with such Investor, beneficially own in the aggregate at least 5% of the Company’s outstanding Common Stock, the Company shall, (i) subject to applicable Law, invite a person designated by such Investor and reasonably acceptable to the Board of Directors (each, an “Observer”) to attend meetings of the Board of Directors and the board of directors of the Bank (the “Bank Board”) (and any committee thereof) in a nonvoting observer capacity, and (ii) provide such Investor such financial and other information and data as such Investor may reasonably request, including all information needed to file regulatory reports and to respond to requests by Governmental Entities. If an Investor no longer Beneficially Owns the minimum number of shares of Common Stock as specified in the first sentence of this Section 3.4(a), such Investor shall have no further rights under this Section 3.4(a).
(b)    The Company shall take all requisite corporate action to appoint two directors (each a “Designated Director” and, collectively, the “Designated Directors”), one Designated Director to be mutually agreed upon by the Company and Ulysses Partners, L.P. and the other Designated Director to be mutually agreed upon by the Company and MFP Partners, L.P. (each of Ulysses Partners, L.P. and MFP Partners, L.P. a “Designating Investor” and, collectively, the “Designating Investors”). Not less than ten (10) Business Days prior to the Closing, each Designating Investor shall provide to the Company the name of one Designated Director to the Board of Directors of the Company as well as the Bank Board, and the committees of the Board of Directors and the Bank Board which such designee is to be appointed. The Company shall cause each Designated Director to be elected or appointed, subject to satisfaction of all legal and governance requirements regarding service as a member of the Board or the Bank Board, as applicable, on the Investor Closing Date and thereafter as long as such Designating Investor owns in aggregate at least 50% of all of the outstanding shares of Common Stock purchased by such Designating Investor pursuant to this Agreement (as adjusted appropriately from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization) (the “Qualifying Ownership Interest”). The Company shall be required to recommend to its stockholders the election of each Designated Director to the Board of Directors at the Company’s annual meeting, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company. If a Designating Investor no longer has a Qualifying Ownership Interest, such Designating Investor shall have no further rights under Sections 3.4(b), 3.4(c) and 3.4(d) and, in each case, at the written request of the Board of Directors, shall use all commercially reasonable efforts to cause the Designated Director to resign from the Board of Directors and the Bank Board as promptly as possible thereafter. The Board of Directors and the Bank Board shall cause each Designated Director to be appointed to the committees of the Board of Directors and the Bank Board, as applicable, identified by such Designating Investor, so long as such Designated Director qualifies to serve on such committees subject to satisfaction of all legal and governance requirements regarding service as a committee member.
(c)    Each Designated Director shall, subject to applicable Law, be named by the Company and the Nominating Committee of the Board of Directors (the “Nominating Committee”) as to serve on the Board of Directors and the Bank Board. The Company shall (i) use its reasonable best efforts to have each Designated Director elected as a director of the Company by the stockholders of the Company and the Company shall solicit proxies for the Designated Director to the same extent as it does for any of its other nominees to the Board of Directors and (ii) obtain all Governmental Consents required for each Designated Director to serve in such capacity.
(d)    Subject to Section 3.4(b), upon the death, disability, resignation, retirement, disqualification or removal from office of a Designated Director, the Designating Investor who designated such Designated Director shall have the right to designate the replacement for such Designated Director, which replacement shall satisfy all legal and governance requirements regarding service as a member of the Board of Directors and the Bank Board, as applicable. The Board of Directors of the Company shall use its reasonable best efforts (including obtaining all required Governmental Consents) to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable Law, being the Company’s and the Nominating Committee’s nominee to serve on the Board of Directors, calling a special meeting of stockholders to vote on such person, using all reasonable best efforts to have such person elected as director of the Company by the stockholders of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).
(e)    Each Designated Director shall be entitled to the same compensation, including fees, and same indemnification in connection with his or her role as a director as the other members of the Board of Directors or the Bank Board, as applicable, and each Designated Director, including each Designated Director that has not yet been elected or appointed to the Board of Directors and/or the Bank Board, shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or the Bank Board, or any committee thereof, to the same extent as the other members of the Board of Directors or the Bank Board, as applicable. The Company shall notify each Designated Director and any Observer of all regular meetings and special meetings of the Board of Directors or the Bank Board and of all regular and special meetings of any committee of the Board of Directors or the Bank Board. The Company and the Bank shall provide each Designated Director and Observer with copies of all notices, minutes, consents and other material that they provide to any other members of their respective boards of directors (or committees) concurrently as such materials are provided to the other member(s).

3.5    Avoidance of Control. Notwithstanding anything to the contrary in the Transaction Documents, neither the Company nor any Company Subsidiary shall take any action (including any redemption, repurchase, or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock), that would cause an Investor’s ownership of voting securities of the Company (together with the ownership by the Investor’s Affiliates (as such term is used under the BHCA) of voting securities of the Company) to increase above 9.9%, without the prior written consent of such Investor.
3.6    Notice of Certain Events. Each Investor hereto shall promptly notify the Company, and the Company shall notify each Investor, of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware after the date hereof and prior to the Closing that would constitute a violation or breach of the Transaction Documents (or a breach of any representation or warranty contained herein or therein) or, if the same were to continue to exist as of the Investor Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Section 1.2 hereof, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware which would have been required to have been disclosed pursuant to the terms of the Transaction Documents had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of the date hereof. Notwithstanding the foregoing, no party shall be required to take any action that would jeopardize such party’s attorney-client privilege.
3.7    Commercially Reasonable Efforts. Subject to Section 3.3(a) of this Agreement, upon the terms and subject to the conditions herein provided, except as otherwise provided in the Transaction Documents, each of the parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done and to assist and cooperate with the other parties hereto in doing all things necessary, proper or advisable under Laws to consummate and make effective the transactions contemplated hereby, including but not limited to: (i) the satisfaction of the conditions precedent to the obligations of the parties hereto; (ii) the obtaining of applicable Governmental Consents, and consents, waivers and approvals of any third parties (including Governmental Entities); (iii) in the case of the Company only, the defending of any Action, whether judicial or administrative, challenging the Transaction Documents or the performance of the obligations hereunder or thereunder; and (iv) the execution and delivery of such instruments, and the taking of such other actions as the other parties hereto may reasonably request in order to carry out the intent of the Transaction Documents. Notwithstanding anything in the contrary in this Section 3.7, no Investor shall be required to perform any of the above actions if such performance would constitute a Burdensome Condition.

3.8    Most Favored Nation. During the period from the date of this Agreement through completion of the Rights Offering, neither the Company nor the Company Subsidiaries shall enter into any additional agreements, or modify any existing agreements or Transaction Documents, with any existing, future, or potential investors in the Company or any of the Company Subsidiaries (including any Subscription Agreements entered into with the Local Investors and any TARP Securities Purchase Agreements) that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Investors by the Transaction Documents, unless, in any such case, each Investor will be given a copy of such additional or modified agreement and has been offered the opportunity to receive such rights and benefits of such additional or modified agreement prior to the execution of such additional agreement. Each Investor shall notify the Company in writing, within ten (10) Business Days after the date it receives a copy of such proposed additional or modified agreement, of its election to receive the rights and benefits set forth therein. For the avoidance of doubt, each Investor will receive a copy of each additional or modified agreement (including any Subscription Agreements entered into with the Local Investors and any TARP Securities Purchase Agreements) proposed with one or more other investors. Without limiting the foregoing, the Company shall not offer any investors in other capital raising transactions contemplated by the Transaction Documents, including the Rights Offering, on terms more favorable, in form or substance, than those provided in this Agreement, unless each Investor is either provided with such terms or has consented thereto in writing.
3.9    Transfer Taxes. On the Investor Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Common Shares to be sold to the Investors hereunder will be, or will have been, fully paid or provided for by the Company, and all Laws imposing such taxes will be or will have been complied with.
3.10    Legend.
(a)    Each Investor agrees that all certificates or other instruments representing the securities subject to the Transaction Documents shall bear a legend substantially to the following effect, until such time as they are not required under Section 3.10(b):
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”
(b)    Following the earlier of (i) the effective date of a resale registration statement covering such Common Shares, (ii) Rule 144 becoming available for the resale of the Common Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Common

Shares and without volume or manner-of-sale restrictions, or (iii) in connection with a sale, assignment or other transfer of such Common Shares, the Investor providing the Company with an opinion of counsel, with such counsel and form of opinion being reasonably acceptable to the Company and its transfer agent, to the effect that such sale, assignment or other transfer of such Common Shares may be made without registration under the applicable requirements of the Securities Act and that the legend set forth in Section 3.10(a) can be removed from the Common Shares; the Company shall instruct the Company’s transfer agent to remove the legend set forth in Section 3.10(a) from the Common Shares and shall cause its counsel to issue any legend removal opinion required by the transfer agent. Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Business Days following the delivery by an Investor to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing such Common Shares (endorsed or with stock powers attached and otherwise in form necessary to affect the reissuance and/or transfer) and any required representation letter (such third Business Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate or instrument (as the case may be) representing such Common Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section 3.10(b). Certificates for Common Shares free from all restrictive legends may be transmitted by the transfer agent to such Investor by crediting the account of such Investor’s prime broker with the Depository Trust Company as directed by such Investor. Each Investor acknowledges that the securities have not been registered under the Securities Act or under any state securities laws and agrees that it shall not sell or otherwise dispose of any of the securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.
(c)    If the Company shall fail for any reason or for no reason to issue to an Investor unlegended certificates by the Legend Removal Date, then, in addition to all other remedies available to such Investor, if on or after the trading day immediately following such three (3) Business Day period, such Investor purchases, or a broker through whom such Investor has sold Common Shares (a “Buy-In Broker”) purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of such sale in lieu of Common Shares such Investor anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) Business Days after such Investor’s request, honor its obligation to deliver to such Investor a certificate or certificates without restrictive legends representing such Common Shares and pay cash to such Investor in an amount equal to the excess (if any) of such Investor’s or Buy-In Broker’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased over the product of (i) such number of Common Shares, times (ii) the closing bid price on the Legend Removal Date.
3.11    Continued Listing Authorization. The Company shall take all steps necessary to prevent the Common Shares from being delisted from NASDAQ.
3.12    Registration Rights.

(a)    Registration.
(1)    Subject to the terms and conditions of the Transaction Documents, the Company covenants and agrees that as promptly as practicable, and in any event no later than the date that is the later of (i) 15 days after the Investor Closing Date, and (ii) five days after the earlier of (x) the date the Company files its Annual Report on Form 10-K for the year ended December 31, 2012 and (y) April 1, 2013 (the “Filing Deadline”), the Company shall have prepared and filed with the SEC one or more Shelf Registration Statements registering solely the offer and resale of all of the Registrable Securities by each of the Investors (or, if permitted by the rules of the SEC, otherwise designated a Shelf Registration Statement filed with the SEC to cover such Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective as soon as practicable (and in any event no later than the Effectiveness Deadline) and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for the resale of such Registrable Securities for a period from the date of its initial effectiveness until the time as there are no such Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). Notwithstanding the registration obligations set forth in this Section 3.12(a)(1), in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the initial Shelf Registration Statement as required by the SEC and/or (ii) withdraw the initial Shelf Registration Statement and file a new Shelf Registration Statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on such form available to the Company to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or new Shelf Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities or other shares of Common Stock permitted to be registered on a particular Shelf Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities or other shares of Common Stock to be registered on such Shelf Registration Statement will be reduced as follows: first, the Company shall reduce or eliminate the shares of Common Stock to be included by any Person other than a Holder; second, the Company shall reduce or eliminate any shares of Common Stock to be included by any Affiliate (which shall not include the Investor or its Affiliates) of the Company; and third, the Company shall reduce the number of Registrable Securities to be included by all Holders on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders. In the event the Company amends the initial Shelf Registration Statement or files a new Shelf Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on such form available to the Company to register for resale those Registrable Securities that were not registered for resale on the initial Shelf Registration Statement, as amended, or the new Shelf Registration Statement. No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent, unless the SEC has required that the Holder be named as an underwriter. If any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (x) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (y) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal or state securities or “blue sky” statute and the rules and regulations thereunder then in force, deletion of the reference to such Holder.
(2)    Except as provided in Section 3.12(a)(6), any registration pursuant to this Section 3.12(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If an Investor or any other holder of Registrable Securities to whom the registration rights conferred by the Transaction Documents have been transferred in compliance with the Transaction Documents intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 3.12(c). The lead underwriters in any such distribution shall be selected by the Holders of a majority of the Registrable Securities to be distributed with the prior consent of the Company, which shall not be unreasonably withheld.
(3)    If the Company proposes to register any of its securities, whether or not for its own account, other than a registration pursuant to Section 3.12(a)(1) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company shall give prompt written notice to the Investors and all other Holders of its intention to effect such a registration (but in no event less than ten (10) Business Days prior to the anticipated filing date) and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the date of the Company’s notice (a “Piggyback Registration”). The Company shall deliver such notice only to the individuals identified on such Investor’s signature page as the designated individuals for notices hereunder, and shall not communicate the information to anyone else acting on behalf of such Investor without the consent of one of the designated individuals. Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth Business Day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 3.12(a)(3) prior to the effectiveness of such registration, whether or not the Investors or any other Holders have elected to include Registrable Securities in such registration (provided that such termination shall not relieve the Company of its obligations to pay the Registration Expenses therewith as provided herein). After a Holder has been notified of its opportunity to include Registrable Securities in a Piggyback Registration, such Holder shall not use Offering Confidential Information for any purpose other than to evaluate whether to include its Registrable Securities (or other shares of Common Stock) in such Piggyback Registration and agrees not to disclose the Offering Confidential Information to any Person other than such of its agents, employees, advisors and counsel as have a need to know such Offering Confidential Information and to cause such agents, employees, advisors and counsel to comply with the requirements of this Section 3.12(a), provided, that such Holder may disclose Offering Confidential Information if such disclosure is required by Law or legal process, but such Holder shall cooperate with the Issuer to limit the extent of such disclosure through protective order or otherwise, and to seek confidential treatment of the Offering Confidential Information.
(4)    If the registration referred to in Section 3.12(a)(3) is proposed to be underwritten, the Company shall so advise the Investors and all other Holders as a part of the written notice given pursuant to Section 3.12(a)(3). In such event, the right of the Investors and all other Holders to registration pursuant to this Section 3.12(a) shall be conditioned upon such persons’ participation in such underwriting and the inclusion of such persons’ Registrable Securities in the underwriting, and each such person shall (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice, on or before the fifth (5th) Business day prior to the planned effectiveness date of such Piggyback Registration, to the Company, the managing underwriter and the Investors participating in such offering.
(5)    In the event (x) that the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 3.12(a)(1) or (y) that a Piggyback Registration under Section 3.12(a)(3) relates to an underwritten offering, and in any such case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority: (i) first, solely in the case of a Piggyback Registration under Section 3.12(a)(3) relating to a primary offering on behalf of the Company, any securities the Company proposes to sell for its own account, (ii) second, Common Stock and other securities of the Company issued to the Treasury, (iii) third, Registrable Securities of the Investors and all other Holders who have requested registration of Registrable Securities, Section 3.12(a)(1) or Section 3.12(a)(3), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iv) fourth, any other securities of the Company that have been requested to be so included, subject to the terms of the Transaction Documents.
(6)    In the event that Form S-3 is not available for the registration of the resale of Registrable Securities under Section 3.12(a)(1), the Company shall (i) register the resale of the Registrable Securities on another appropriate form, including Form S-1, and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Shelf Registration Statement then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.
(b)    Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders selling in such registration pro rata on the basis of the aggregate number of securities or shares being sold.
(c)    Obligations of the Company. The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:
(1)    Timely file a final prospectus with the SEC, as required by Rule 424(b) under the Securities Act.
(2)    Provide to each Holder a copy of any disclosure regarding the plan of distribution of the selling Holders, in each case, with respect to such Holder, at least three (3) Business Days in advance of any filing with the SEC of any registration statement or any amendment or supplement thereto that includes such information and revise the plan of distribution as requested in writing by any Holder in order to expand such plan.
(3)    Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 3.12(c), and keep such registration statement effective or such prospectus supplement current for as long as there are Registrable Securities.
(4)    Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
(5)    Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them, but excluding all documents (i) incorporated by reference and all exhibits (including those incorporated by reference or (ii) that are available via EDGAR.
(6)    Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(7)    Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (which notice shall not contain any material non-public information).
(8)    Within one Business Day after such event, give written notice to the Holders (which notice shall not contain any material non-public information):
(A)    when any registration statement filed pursuant to Section 3.12(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;
(B)    of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;
(C)    of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;
(D)    of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(E)    of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(F)    if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 3.12(c)(12) cease to be true and correct.
(9)    Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 3.12(c)(8)(C) at the earliest practicable time.
(10)    Upon the occurrence of any event contemplated by Section 3.12(c)(7) or 3.12(c)(8)(E) and subject to the Company’s rights under Section 3.12(d)(1), the Company shall promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(11)    Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).
(12)    In the event of an underwritten offering pursuant to Section 3.12(a)(1) or Section 3.12(a)(3), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities at times reasonably and mutually acceptable to the Company and the underwriters), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and the Company Subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the applicable registration statement) who have certified the financial statements included in such registration statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.
(13)    Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information, in each case, reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement. The recipients of such information shall coordinate with one another so that the inspection permitted hereunder will not unnecessarily interfere with the Company’s conduct of business. Each Holder further agrees that it will, upon learning that disclosure of such records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the records deemed confidential.
(14)    Cause all such Registrable Securities to be listed on each securities exchange on which the same class of securities issued by the Company are then listed or, if the same class of securities is not then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities of such class to be listed on the NASDAQ Stock Market.
(15)    If requested by any Holders of 5% or more of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as such Holders of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.
(16)    Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
(d)    Suspension of Sales.
(1)    Upon receipt of written notice from the Company pursuant to Section 3.12(c)(7) or Section 3.12(c)(8)(E), each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, which notice and copies, if any, shall have been provided not later than the expiration of the applicable Suspension Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense)

all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice (each such suspension, under this Section 3.12(d), a “Suspension Period”). No single Suspension Period shall exceed 30 consecutive days, and during any 365 day period, the number of Suspension Periods and Blackout Periods collectively shall not exceed two and the aggregate of all Suspension Periods and Blackout Periods collectively shall not exceed 60 days.
(2)    With respect to any Registration Statement, or amendment or supplement thereto, whether filed or to be filed pursuant to this Agreement, if the Company’s Board of Directors shall determine in good faith that maintaining the effectiveness of such Registration Statement or filing an amendment or supplement thereto (or, if no Registration Statement has yet been filed, to filing such a Registration Statement) would (i) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its consolidated subsidiaries that would materially interfere with such transaction or negotiations, (ii) require the public disclosure of material non-public information concerning the Company at a time when its directors and executive officers are restricted from trading in the Company’s securities or (iii) otherwise materially interfere with financing plans, acquisition activities or business activities of the Company (a “Disadvantageous Condition”), the Company may, for the shortest period reasonably practicable (a “Blackout Period”), and in any event for not more than 30 consecutive days, notify the Holders whose sales of Registrable Securities are covered (or to be covered) by such Registration Statement (a “Blackout Notice”) that such Registration Statement is unavailable for use (or will not be filed as requested). Upon the receipt of any such Blackout Notice, the Holders shall forthwith discontinue use of the prospectus contained in any effective Registration Statement; provided, that, if at the time of receipt of such Blackout Notice any Holder shall have sold its Registrable Securities (or shall have signed a firm commitment underwriting agreement with respect to the purchase of such shares) and the Disadvantageous Condition is not of a nature that would require a post-effective amendment to the Registration Statement, then the Company shall use its commercially reasonable efforts to take such action as to eliminate any restriction imposed by federal securities laws on the timely delivery of such shares. When any Disadvantageous Condition as to which a Blackout Notice has been previously delivered shall cease to exist, the Company shall as promptly as reasonably practicable notify the Holders, but not beyond the maximum length of the Blackout Period, and take such actions in respect of such Registration Statement as are otherwise required by this Agreement. The effectiveness period for any Demand Registration for which the Company has exercised a Blackout Period shall be increased by the period of time such Registration Suspension is in effect. The Company shall not impose, in any 365-day period, more than two Blackout Periods and Suspension Periods collectively or Blackout Periods and Suspension Periods collectively lasting, in the aggregate, in excess of 60 calendar days.

(e)    Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.
(f)    Furnishing Information.
(1)    Neither an Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.
(2)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.12(c) that to the extent that an Investor or any other Holder that is a seller, such seller, individually and not jointly, and the underwriters, if any, shall promptly furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities. Each such Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement. If a Holder fails to provide the requested information after being given fifteen (15) Business Days’ written notice of such request and the requested information is required by applicable Law and SEC rules to be included in the Registration Statement, the Company shall be entitled to refuse to include for registration such Holder’s Registrable Securities or other shares of Common Stock in the Registration Statement.
(3)    Each Holder will as promptly as reasonably practicable notify the Company at any time when a prospectus relating thereto is required to be delivered (or deemed delivered) under the Securities Act, of the occurrence of an event, of which such Holder has knowledge, relating to such Holder or its disposition of Registrable Securities thereunder requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
(g)    Indemnification.
(1)    The Company agrees to indemnify each Holder whose shares are covered by a Registration Statement and, if such Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives, advisors and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, action, liability, cost or expense is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company, (iii) the use of any prospectus by or on behalf of such Holder after the Company has notified such Holder (x) that a stop order has been issued by the SEC with respect to a Registration Statement or (y) that a Disadvantageous Condition exists, or (iv) the use of any prospectus by or on behalf of such Holder with respect to any Registrable Securities after such time as the obligation of the Company to keep the Registration Statement effective in respect of such Registrable Securities has expired and after such Holder has been notified in writing of such expiration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnitee and shall survive the transfer of the Registrable Securities by the Holders.
(2)    If any proceeding shall be brought or asserted against any Indemnitee, such Indemnitee shall promptly notify the Company in writing, and, other than in the case of the events listed in clause (3) of the next paragraph, the Company shall have the right to assume the defense thereof following written notice to the Indemnitee, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnitee to give such notice shall not relieve the Company of its obligations or liabilities pursuant to this Agreement, except to the extent that such failure shall have materially and adversely prejudiced the Company.
An Indemnitee shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnitees unless: (1) the Company has agreed in writing to pay such fees and expenses; (2) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnitee in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnitee and the Company or that one or more legal or equitable defenses may be available to any Indemnitee that are additional to those available to the Company; provided, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees in any one action or proceeding, unless in the reasonable judgment of any Indemnitee a conflict of interest may exist between such Indemnitee and any other of such Indemnitees with respect to such claim. In such instance, the conflicting Indemnitees shall have a right to retain one separate counsel, chosen by the holders of a majority interest the Registrable Securities included in the registration, at the expense of the Company. The Company shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any pending proceeding in respect of which any Indemnitee is a party, unless such settlement includes an irrevocable, unconditional and complete release of such Indemnitee from all liability in respect of any claims with respect to, that relate to, or that arise from the same facts or circumstances and such settlement does not include a statement as to or an admission of fault by or on behalf of any Indemnitee.
Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnitee (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 3.12(g)(2)) shall be paid to the Indemnitee, as incurred, within twenty (20) Business Days of written notice thereof to the Company. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 3.12(g), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.
(3)    If the indemnification provided for in Section 3.12(g)(1) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses referred to therein in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses referred to therein as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.12(g)(3) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.12(g)(3). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.
(4)    The indemnity and contribution agreements contained in this Section 3.12(g) are in addition to any liability that the Company may have to the Indemnitees and are not in diminution or limitation of the indemnification provisions under Article V of this Agreement.
(5)    Given that an Indemnitee may be entitled to indemnification (a “Jointly Indemnifiable Claim”) from both the Company, pursuant to this Agreement, and from any other person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such person or otherwise (the “Indemnitee-Related Entities”), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-Related Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Company, and the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 3.12(g), entitled to enforce this Section 3.12(g) against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.
(h)    Assignment of Registration Rights. The rights of an Investor to registration of Registrable Securities pursuant to Section 3.12(a) may be assigned by such Investor to a transferee or assignee of Registrable Securities to which there is transferred to such transferee no less than the lesser of (i) 2,000,000 shares of Registrable Securities (equitably adjusted for any events of the type described in Section 3.13(a)(i)), and (ii) all Registrable Securities held by such Investor; provided, however, that the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.
(i)    Holdback. With respect to any underwritten offering of Registrable Securities by an Investor or other Holders pursuant to this Section 3.12, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 90 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter. The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter. “Special Registration” means the registration of (i) equity securities or any securities convertible into or exchangeable or exercisable for such securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities or any securities convertible into or exchangeable or exercisable for such securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or the Company Subsidiaries or in connection with dividend reinvestment plans.
(j)    Rule 144; Rule 144A Reporting. With a view to making available to the Investors and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
(1)    make and keep adequate current public information with respect to the Company available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;
(2)    file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;
(3)    so long as an Investor or a Holder owns any Registrable Securities, furnish to such Investor or such Holder forthwith upon request: (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (y) a copy of the most recent annual or quarterly report of the Company (if not otherwise available via EDGAR); and (z) such other reports and documents filed with the SEC (if not otherwise available via EDGAR) as such Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and
(4)    to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.
(k)    As used in this Section 3.12, the following terms shall have the following respective meanings:
(1)    “Effective Date” means the date that the Shelf Registration Statement filed pursuant to Section 3.12(a)(1) is first declared effective by the SEC.
(2)    “Effectiveness Deadline” means, with respect to the initial Shelf Registration Statement required to be filed pursuant to Section 3.12(a)(1), the earlier of (i) the 90th calendar day following the Investor Closing Date and (ii) the 5th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Shelf Registration Statement will not be “reviewed” or will not be subject to further review; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.
(3)    “Holder” means the Investors and any other holder of Registrable Securities to whom the registration rights conferred by the Transaction Documents have been transferred in compliance with Section 3.12(h) hereof.
(4)    “Holders’ Counsel” means counsel for the selling Holders chosen by Holders.
(5)    “Offering Confidential Information” means, with respect to a Piggyback Registration, (x) the Company’s plan to file the relevant Registration Statement and engage in the offering so registered, (y) any other material nonpublic information regarding the offering being registered (including, without limitation, the potential timing, price, number of shares, underwriters or other counterparties, selling stockholders or plan of distribution) to the extent such information is material nonpublic information. Offering Confidential Information shall not include information that (1) was or becomes generally available to the public (including as a result of the filing of the relevant Registration Statement or any public disclosure by the Company) other than as a result of a disclosure by any Holder, (2) was or becomes available to any Holder from a source not bound by any confidentiality agreement with the Company or (3) was otherwise in such Holder’s possession prior to it being furnished to such Holder by the Holder or by the Company or on the Company’s behalf.
(6)    “Register,” “registered” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement.
(7)    “Registrable Securities” means (A) all Common Stock held by the Investors from time to time and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (A) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities shall not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they may be immediately sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (iii) they shall have ceased to be outstanding, or (iv) they have been sold in a private transaction in which the transferor’s rights under the Transaction Documents are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at one time.

(8)    “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 3.12, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show,” the reasonable fees and disbursements of Holders’ Counsel (not to exceed $100,000 with respect to such registration), and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.
(9)    “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
(10)     “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act.
(11)    “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).
(l)    At any time, any holder of Registrable Securities (including any Holder) may elect to forfeit its rights set forth in this Section 3.12 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Sections 3.12(a)(3)-(6) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 3.12(g) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 3.12(l), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 3.12(a)(1), 3.12(a)(3) or 3.12(a)(6) prior to the date of such Holder’s forfeiture.
(m)    The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that may impair the rights granted to the Investors and the Holders under this Section 3.12 or that otherwise conflicts with the provisions hereof in any manner that may impair the rights granted to the Investors and the Holders under this Section 3.12. The Company is not a party to any agreement with respect to its securities that is inconsistent with the rights granted to the Investors and the Holders under this Section 3.12 (including agreements that are inconsistent with the order of priority contemplated by Section 3.12(a)(5)) or that may otherwise conflict with the provisions hereof.
3.13    Certain Other Transactions.

(a)    In the event that, at or prior to the Closing, (i) the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock issued and outstanding is changed as a result of any reclassification, stock split (including reverse split), stock dividend or distribution (including any dividend or distribution of securities convertible or exchangeable into or exercisable for shares of Common Stock), merger, tender or exchange offer or other similar transaction, (ii) the Company fixes a record date that is at or prior to the Investor Closing Date for the payment of any non-stock dividend or distribution on the Common Stock other than any ordinary cash dividends, then the number of shares of Common Stock to be issued to the Investors at the Closing under the Transaction, together with the applicable per share price (and the number of shares and per share price pursuant to the Stock Rights), shall be equitably adjusted and/or the shares of Common Stock to be issued to each Investor at the Closing under the Transaction Documents shall be equitably substituted with shares of other stock or securities or property (including cash), in each case, to provide each Investor with substantially the same economic benefit from the Transaction Documents as such Investor had prior to the applicable transaction. Notwithstanding anything in this Agreement to the contrary, in no event shall any such adjustment change the aggregate Purchase Price or any component thereof, or change the aggregate percentage of shares to be purchased by any purchaser as specified in the Transaction Documents (which percentages are based upon the shares of Common Stock to be outstanding immediately following the issue of shares of Common Stock pursuant thereto).
(b)    Notwithstanding anything in the foregoing, the provisions of this Section 3.13 shall not be triggered by the transactions contemplated by the Transaction Documents.
3.14    Rights Offering.
(a)    As promptly as practicable following the Closing, and subject to compliance with all applicable Law, including the Securities Act, the Company shall distribute to each holder of record of Common Stock as of the close of business on the Business Day immediately preceding the TARP Closing Date (each, a “Legacy Stockholder”) non-transferable rights (the “Stock Rights”) to purchase from the Company an amount of Common Shares calculated pursuant to Section 3.14(b) at a per share purchase price equal to the Purchase Price (“Rights Purchase Price”). The transactions described in this Section 3.14, including the purchase and sale of Common Shares upon the exercise of Stock Rights, shall be referred to in this Agreement as the “Rights Offering.” The registration statement relating to the Rights Offering shall be filed within 30 days after the Closing.
(b)    Each Stock Right shall entitle a Legacy Stockholder to purchase any whole number of Common Shares, provided that (i) no Legacy Stockholder shall thereby exceed, together with any other person with whom such Legacy Stockholder may be aggregated under applicable Law, 4.9% beneficial ownership of the Company’s equity securities and (ii) the aggregate purchase price of all Common Shares purchased in the Rights Offering shall not exceed Five Million Dollars ($5,000,000).
(c)    In the event the Rights Offering is over-subscribed, subscriptions by Legacy Stockholders shall be reduced proportionally based on their pro rata ownership of the Common

Stock outstanding as of the close of business on the Business Day immediately preceding the TARP Closing Date.
3.15    Gross-Up Rights.
(a)    Sale of New Securities. For so long as an Investor, together with its Affiliates and, for purposes of this Section 3.15, persons who share a common investment adviser with such Investor, owns 5.0% or more of the outstanding shares of Common Stock (provided that, in making such calculation, all shares of Common Stock into or for which shares of any securities owned by such Investor are directly or indirectly convertible or exercisable shall be included in the numerator and denominator) (before giving effect to any issuances triggering provisions of this Section 3.15), if at any time and from time to time the Company makes any public or nonpublic offering or sale of any equity (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as an “equity kicker”) (including any hybrid security) (any such security, a “New Security”) (other than securities that are (i) issued or issuable upon the exercise or conversion of any securities of the Company outstanding as of the date hereof; (ii) issued or issuable by the Company pursuant to the granting or exercise of employee stock options or other equity incentives to employees, officers, directors or consultants pursuant to employee benefit plans or compensatory arrangements approved by the Board of Directors; (iii) consideration in connection with any bona fide, arm’s length direct or indirect merger, acquisition, or similar transaction; or (iv) issued in connection with the Rights Offering, then such Investor shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities. The amount of New Securities that an Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock then held by such Investor (counting for such purposes all shares of Common Stock into or for which any securities owned by such Investor are directly or indirectly convertible or exercisable), if any, and the denominator of which is the number of shares of Common Stock then outstanding (counting for such purposes all shares of Common Stock into or for which any securities owned by such Investor are directly or indirectly convertible or exercisable). Notwithstanding anything herein to the contrary, in no event shall an Investor have the right to purchase securities hereunder to the extent such purchase would result in such Investor, together with any other person whose Company securities would be aggregated with such Investor’s Company securities for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Investor) would represent more than 9.9% of any class of voting securities of the Company.
(b)    Notice. In the event the Company proposes to offer or sell New Securities that are subject to an Investor’s rights under Section 3.15(a) (the “Offering”), it shall give such

Investor written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than ten business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering. If the information contained in the notice constitutes material non-public information (as defined under the applicable securities laws), the Company shall deliver such notice only to the individuals identified on such Investor’s signature page as the designated individuals for notices hereunder, and shall not communicate the information to anyone else acting on behalf of such Investor without the consent of one of the designated individuals. Such Investor shall have ten business days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 3.15 and as to the amount of New Securities such Investor desires to purchase, up to the maximum amount calculated pursuant to Section 3.15(a). Such notice shall constitute a nonbinding indication of interest of such Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of such Investor to respond within such ten business day period shall be deemed to be a waiver of such Investor’s rights under this Section 3.15 only with respect to the Offering described in the applicable notice.
(c)    Purchase Mechanism. If such Investor exercises its rights provided in this Section 3.15, the closing of the purchase of the New Securities in connection with the closing of the Offering with respect to which such right has been exercised shall take place within 30 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or shareholder approvals). Notwithstanding anything to the contrary herein, the closing of the purchase of the New Securities by such Investor will occur no earlier than the closing of the Offering triggering the right being exercised by such Investor. Each of the Company and each Investor agrees to use its commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.
(d)    Failure of Purchase. In the event such Investor fails to exercise its rights provided in this Section 3.15 within said 10 business day period or, if so exercised, such Investor is unable to consummate such purchase within the time period specified in Section 3.15(c) above because of its failure to obtain any required regulatory consent or approval or any consent or approval requires of its shareholders or other equity members, the Company shall thereafter be entitled (during the period of 60 days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 90 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 3.15 by such Investor or which such Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such securities than were specified in the Company’s notice to such Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to each Investor in the manner provided above.
(e)    Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.
(f)    Cooperation. The Company and an Investor shall cooperate in good faith to facilitate the exercise of such Investor’s rights under this Section 3.15, including to secure any required approvals or consents.
(g)    No Assignment of Rights. The rights of an Investor described in this Section 3.15 shall be personal to such Investor and the transfer, assignment and/or conveyance of said rights from such Investor to any other person and/or entity, other than to an Affiliate of the Investor or a person that shares a common investment adviser with such Investor, but only if such transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement to the same extent as such Investor (with a copy thereof to be furnished to the Company (any such transferee shall be included in the term “Investor”)), is prohibited and shall be void and of no force or effect.
(h)    Exception to Time Periods. Notwithstanding the foregoing provisions of this Section 3.15, in the event that New Securities are to be offered or issued by the Company at the written direction of the applicable federal banking regulator of the Company or the Bank, the Company may proceed to complete such issuance prior to the expiration of such time periods, so long as provision is made in such issuance such that subsequent to the time periods set forth in Section 3.15(b) and Section 3.15(c) either (i) purchasers of such New Securities will be obligated to transfer that portion of such New Securities to any Investor properly electing to participate in such issuance pursuant to this Section 3.15 sufficient to satisfy the terms of this Section 3.15 or (ii) the Company shall issue an incremental amount of such New Securities to those Investors properly electing to participate in such issuance pursuant to this Section 3.15 sufficient to satisfy the terms of this Section 3.15.

ARTICLE IV
TERMINATION
4.1    Termination. This Agreement may be terminated prior to the Closing:
(a)    by mutual written agreement of the Company and an Investor, but only as to the terminating Investor;
(b)    by any Investor, but only with respect to the terminating Investor, or by the Company, upon written notice to the other parties, in the event that the Closing does not occur on or before May 15, 2013; provided, however, that the right to terminate this Agreement pursuant to this Section 4.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;
(c)    by any Investor with respect to the terminating Investor, upon written notice to the Company, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(c)(2)(A) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Investor Closing Date in absence of such breach or condition; provided that this Section 4.1(c) shall only apply if the terminating Investor is not in material breach of any of the terms of this Agreement;
(d)    by the Company, upon written notice to an Investor, if (i) there has been a breach of any representation, warranty, covenant or agreement made by such Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(c)(3)(A) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Investor Closing Date in absence of such breach or condition; provided that this Section 4.1(d) shall only apply if the Company is not in material breach of any of the terms of this Agreement and provided further that such termination by the Company shall only be as to the breaching Investor;
(e)    by any Investor with respect to the terminating Investor, upon written notice to the Company, or by the Company, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;
(f)    by any Investor with respect to the terminating Investor, upon written notice to the Company, if such Investor or any of its Affiliates receives written notice from or is otherwise advised by, the Federal Reserve or any other Governmental Entity that it will not grant (or intends to rescind or revoke if previously granted) the approvals or determinations referred to in Section 1.2(c)(2)(D) or intends to impose a Burdensome Condition; or

(g)    by the Company, upon written notice to an Investor, if the Company receives written notice from or is otherwise advised by the Federal Reserve or any other Governmental Entity that it will not grant (or intends to rescind or revoke if previously granted) the approvals or determinations referred to in Section 1.2(c)(2)(D) with respect to such Investor; provided that such termination by the Company shall only be as to such Investor.
4.2    Effects of Termination. In the event of any termination of the Transaction Documents as provided in Section 4.1, this Agreement (other than Sections 3.2 and 5.1(d) and Article VI of this Agreement, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for fraud or willful breach of this Agreement.
4.3    Notice of Other Terminations. The Company shall promptly notify each Investor if this Agreement is terminated with respect to another Investor.

ARTICLE V
INDEMNITY
5.1    Indemnification by the Company.
(a)    In addition to the indemnity provided in Section 3.12(g), and subject to Sections 5.1, 5.3 and 5.4, the Company shall indemnify, defend and hold harmless to the fullest extent permitted by Law each Investor and its Affiliates, and their successors and assigns, officers, directors, partners, members, advisers and employees, as applicable, (the “Investor Indemnified Parties”) against, and reimburse any of the Investor Indemnified Parties for all Losses that any of the Investor Indemnified Parties may at any time suffer or incur, or become subject to (1)(A) as a result of or in connection with the inaccuracy or breach of any representation or warranty made by the Company in this Agreement or any certificate delivered pursuant hereto (without giving effect to any limitations or qualification as to “materiality” or Material Adverse Effect set forth in any such representation or warranty) or (B) as a result of or in connection with any breach or failure by the Company to perform any of their covenants or agreements contained in this Agreement; and (2) as a result or in connection with any Action instituted against an Investor in any capacity, by any stockholder of the Company or any other Person, relating to this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.
(b)    The Company shall not be required to indemnify, defend or hold harmless any of the Investor Indemnified Parties against, or reimburse any of the Investor Indemnified Parties for any Losses pursuant to Section 5.1(a)(1)(A) (other than Losses arising out of the inaccuracy or breach of any Company Specified Representations) (i) with respect to any claim (or series of related claims arising from the same underlying facts, events or circumstances) unless such claim (or series of related claims arising from the same underlying facts, events or circumstances) involves Losses in excess of $100,000 (nor shall any such claim or series of related claims that do not meet the $100,000 threshold to be applied to or considered for purposes of calculating the aggregate amount of the Losses by any of the Investor Indemnified Parties for which the Company has responsibility under clause (ii) of this Section 5.1(b)); and (ii) until the aggregate amount of the Investor Indemnified Parties’ Losses for which the Investor Indemnified Parties are otherwise entitled to indemnification under Section 5.1(a) exceeds 1% of the aggregate purchase price for such Investor’s Total Share Purchase, after which the Company shall be obligated for all of the Investor Indemnified Parties’ Losses for which the Investor Indemnified Parties are otherwise entitled to indemnification under Section 5.1(a). The Company shall not be required to indemnify, defend or hold harmless the Investor Indemnified Parties against, or reimburse the Investor Indemnified Parties for, any Losses pursuant to Section 5.1(a)(1)(A) in a cumulative aggregate amount exceeding the aggregate purchase price for such Investor’s Total Share Purchase (other than Losses arising out of the inaccuracy or breach of any Company Specified Representations).
(c)    Given that an Investor Indemnified Party may be entitled to indemnification (a “Jointly Indemnifiable Investor Claim”) from both the Company, pursuant to this Agreement, and from any other person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such person or otherwise (the “Indemnitee-Related Investor Entities”), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Investor Indemnified Party in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Investor Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Investor Indemnified Party may have from the Indemnitee-Related Investor Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Investor Entities and no right of recovery the Investor Indemnified Party may have from the Indemnitee-Related Investor Entities shall reduce or otherwise alter the rights of the Investor Indemnified Party or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Investor Entities shall make any payment to the Investor Indemnified Party in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Investor Claim, the Indemnitee-Related Investor Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Investor Indemnified Party against the Company, and the Investor Indemnified Party shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Investor Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Investor Entities shall be third-party beneficiaries with respect to this Section 5.1(c), entitled to enforce this Section 5.1(c) against the Company as though each such Indemnitee-Related Investor Entity were a party to this Agreement.
(d)    The Company shall indemnify, defend and hold harmless to the fullest extent permitted by Law each Investor Indemnified Party against, and reimburse any of the Investor Indemnified Parties for, all Losses that any of the Investor Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with any breach or failure by the Investor to perform its obligations under Section 4.02(B) of the TARP Securities Purchase Agreement to the extent such breach or failure is in connection with the assertion or exercise of any rights it may have in connection with the TARP Securities Purchase Agreement or this Agreement.

5.2    Indemnification by the Investor.
(a)    After the Closing and subject to Sections 5.2, 5.3 and 5.4, each Investor shall indemnify, defend and hold harmless to the fullest extent permitted by Law the Company against, and reimburse the Company for, all Losses that the Company may at any time suffer or incur, or become subject to (1) as a result of or in connection with the inaccuracy or breach of any representation or warranty made by such Investor in this Agreement (without giving effect to any limitations or qualification as to “materiality” or Material Adverse Effect set forth in any such representation or warranty) or (2) as a result of or in connection with any breach or failure by such Investor to perform any of its covenants or agreements contained in this Agreement; provided, however, that no Investor shall be obligated to indemnify, demand or hold harmless the Company for Losses that were a result of or in connection with any breach or failure by another Investor.
(b)    Notwithstanding anything to the contrary contained herein, an Investor shall not be required to indemnify, defend or hold harmless the Company against, or reimburse the Company (1) for Losses for which the Company would be required to indemnify the Investor Indemnified Parties pursuant to Section 5.1(a) or (2) for any Losses pursuant to Section 5.2(a)(1) (other than Losses arising out of the inaccuracy or breach of any Investor Specified Representations) (i) with respect to any claim (or series of related claims arising from the same underlying facts, events or circumstances) unless such claim (or series of related claims arising from the same underlying facts, events or circumstances) involves Losses in excess of $100,000 of the purchase price paid by the Investor pursuant to Section 1.1 hereof (nor shall any such claim or series of related claims that do not meet the $100,000 threshold be applied to or considered for purposes of calculating the aggregate amount of the Company’s Losses for which the Investor has responsibility under clause (ii) of this Section 5.2(b)); and (ii) until the aggregate amount of the Company’s Losses for which the Company is entitled to indemnification under Section 5.2(a)(1) exceeds 1% of the aggregate purchase price for such Investor’s Total Share Purchase, after which the Investor shall be obligated for all of the Company’s Losses for which the Company is finally determined to be otherwise entitled to indemnification under Section 5.2(a)(1). Notwithstanding anything to the contrary contained herein, the Investor shall not be required to indemnify, defend or hold harmless the Company against, or reimburse the Company for, any Losses pursuant to Section 5.2(a)(1) in a cumulative aggregate amount exceeding the aggregate purchase price for such Investor’s Total Share Purchase (other than Losses arising out of the inaccuracy or breach of any of the Investor Specified Representations).
5.3    Notification of Claims.
(a)    Any Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any claim in respect of which indemnity may be sought hereunder, including any pending or threatened claim or demand by a third party that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party)(each, a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by such failure. The parties agree that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 6.1 for such representation, warranty, covenant or agreement; provided, that if, prior to such applicable date, a party hereto shall have notified the other parties hereto in accordance with the requirements of this Section 5.3(a) of a claim for indemnification under this Agreement (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Agreement notwithstanding the passing of such applicable date.
(b)    Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 5.3(a) in respect of a Third Party Claim, the Indemnifying Party may, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such Third Party Claim, assume the defense and control of any Third Party Claim, with its own counsel and at its own expense, but shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at the Indemnifying Party’s expense (except that the Indemnifying Party shall only be liable for the reasonable fees and expenses of one law firm for all of the Indemnified Parties). The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence. The Company or the Investor (as the case may be) shall, and shall cause each of their Affiliates and representatives to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim, unless such settlement, compromise, discharge or entry of any judgment does not involve any finding or admission of any violation of Law or admission of any wrongdoing by the Indemnified Party, and the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement or judgment (unless otherwise provided in such judgment), (ii) not encumber any assets of any Indemnified Party or agree to any restriction or condition that would apply to or materially adversely affect any Indemnified Party or the conduct of any Indemnified Party’s business and (iii) obtain, as a condition of any settlement, compromise, discharge, entry of judgment (if applicable), or other resolution, a complete, irrevocable and unconditional release of each Indemnified Party from any and all liabilities in respect of such Third Party Claim that relate to or arise from the same facts or circumstances. The Indemnified Party shall not settle, compromise or consent to the entry of any judgment with respect to any claim or demand for which it is seeking indemnification from the Indemnifying Party or admit to any liability with respect to such claim or demand without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)    In the event any Indemnifying Party receives a notice of a claim for indemnity from an Indemnified Party pursuant to Section 5.3(a) that does not involve a Third Party Claim, the Indemnifying Party shall notify the Indemnified Party within twenty (20) Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this agreement. The Indemnified Party shall reasonably cooperate with and assist the Indemnifying Party in determining the validity of any such claim for indemnity by the Indemnified Party.
5.4    Indemnification Payment. In the event a claim or any Action for indemnification hereunder has been finally determined, the amount of such final determination shall be paid (a) if the Indemnified Party is an Investor, by the Company to the Indemnified Party and (b) if the Indemnified Party is the Company, by such Investor to the Indemnified Party, in each case on demand in immediately available funds; provided, however, that any reasonable and documented out-of-pocket expenses incurred by the Indemnified Party as a result of such claim or Action shall be reimbursed promptly by the Indemnifying Party upon receipt of an invoice describing such costs incurred by the Indemnified Party. A claim or an Action, and the liability for and amount of damages therefor, shall be deemed to be “finally determined” for purposes of this Agreement when the parties hereto have so determined by mutual agreement or, if disputed, when a final non-appealable governmental order has been entered into with respect to such claim or Action.
5.5    Exclusive Remedies. Except as set forth in this Agreement, the other Transaction Documents and any other documents delivered in connection with the Closing of the transactions contemplated by the Transaction Documents, the Company and its representatives make no representation or warranty, expressed or implied, at law or in equity, in respect of the Company or the Company’s business or prospects; and any and all other representations and warranties made by the Company or its representatives are deemed to have been superseded by this Agreement and do not survive. Each Investor acknowledges and agrees that it is relying solely on its own investigations and the representations and warranties contained in this Agreement, the other Transaction Documents, and the other documents delivered in connection with the Closing in deciding to enter into this Agreement and consummate the Closing. Without limiting the previous two sentences, each party hereto acknowledges and agrees that following the Closing, the indemnification provisions hereunder shall be the sole and exclusive remedies of the parties hereto for any breach of the representations, warranties or covenants contained in this Agreement, except in the case of fraud or willful breach of this Agreement or with respect to matters for which the remedy of specific performance, injunctive relief or other non-monetary equitable remedies are available. No investigation of the Company by an Investor, or by the Company of an Investor, whether prior to or after the date hereof, shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right. The parties agree that any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

ARTICLE VI
MISCELLANEOUS

6.1    Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive in full force and effect until the date that is twelve (12) months after the Investor Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period), at which time they shall terminate and no claims shall be made for indemnification under Section 5.1 or Section 5.2, as applicable, for breaches of representations or warranties thereafter, except the Company Specified Representations (other than the representations and warranties made in Section 2.2(z), which shall survive until sixty (60) days following the expiration of the applicable statute of limitations) and the Investor Specified Representations shall survive the Closing indefinitely. The covenants and agreements set forth in this Agreement shall survive until the earliest of the duration of any applicable statute of limitations or until performed or no longer operative in accordance with their respective terms.
6.2    Expenses. At Closing, or upon termination of this Agreement pursuant to Section 4.1, other than a termination pursuant to Section 4.1(d), the Company shall promptly, upon receipt of invoices from an Investor, reimburse each Investor that has agreed to acquire, together with its Affiliates and persons who share a common investment advisor with such Investor, 5% or more of the outstanding Common Stock of the Company, for up to $150,000 for reasonable and documented out-of-pocket expenses incurred by or on behalf of such Investor or its Affiliates in connection with the transactions contemplated by the Transaction Documents. Except as provided in the foregoing sentences, each party will pay their own costs and expenses in connection with this Agreement and the transactions contemplated hereby.
6.3    Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.
(a)    The term “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities;
(b)    The term “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person provided that no security holder of the Company shall be deemed to be an Affiliate of any other security holder or of the Company or any of its Subsidiaries solely by reason of any investment in the Company. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise;
(c)    The term “Board of Directors” means the Board of Directors of the Company;
(d)    The term “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of Tennessee generally are authorized or required by Law or other governmental actions to close;
(e)    The term “Capital Stock” means capital stock or other type of equity interest in (as applicable) a Person;
(f)    The term “Change in Control” means, with respect to the Company, the occurrence of any one of the following events:
(A)    any person is or becomes a beneficial owner (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), other than the Investors and their Affiliates, directly or indirectly, of 20% of the aggregate voting power of the voting securities; provided, however, that the event described in this clause (2) will not be deemed a Change in Control by virtue of any holdings or acquisitions: (i) by the Company or any of its Subsidiaries, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries; provided that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Internal Revenue Code of 1986, as amended) do not exceed 20% of the then outstanding voting securities, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction;
(B)    the consummation of a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s stockholders (a “Business Combination”), unless immediately following such Business Combination: (x) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by voting securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such voting securities were converted pursuant to such Business Combination), and (y) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were incumbent directors at the time the Company’s Board of Directors approved the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (x) and (y) above will be deemed a “Non-Qualifying Transaction”);
(C)    the stockholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or
(D)    a majority of the members of the Board of Directors are not Continuing Directors;
(g)    The term “Code” means the Internal Revenue Code of 1986, as amended;
(h)    The term “Company Specified Representations” means the representations and warranties made in Section 2.2(a), the last two sentences of Section 2.2(b), Section 2.2(c), Section 2.2(d), Section 2.2(e), Section 2.2(z), and Section 2.2(ii);
(i)    The term “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this Agreement or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election;
(j)    The term “Disclosure Schedule” shall mean a schedule delivered, on or prior to the date hereof, by (i) the Investor to the Company and (ii) the Company to the Investor setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to the Investor, or to one or more covenants contained in Article III;
(k)    The term “Environmental Laws” means all federal, state or local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment;
(l)    The term “GAAP” means United States generally accepted accounting principles and practices as in effect from time to time;
(m)    The term “Governmental Consent” means any action of, notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or the expiration or termination of any statutory waiting periods, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”);

(n)    The term “Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization;
(o)    The term “Insurer” means a Person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral;
(p)    The term “Investor Specified Representations” means the representations and warranties made in Section 2.3(a), Section 2.3(c)(1), Section 2.3(e)(1) and Section 2.3(f);
(q)    The term “Knowledge” of the Company and words of similar import mean the knowledge of any directors, executives or other employees of the Company listed on Schedule I hereto;
(r)    The term “Loan Investor” means any Person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or a security backed by or representing an interest in any such mortgage loan;
(s)    Reserved;
(t)    The term “Losses” means any and all losses, damages, reasonable costs, reasonable expenses (including reasonable attorneys’ fees and disbursements), liabilities, settlement payments, awards, judgments, fines, obligations, claims, and deficiencies of any kind, excluding exemplary and punitive damages;
(u)    The term “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity;
(v)    Reserved;
(w)    The term “Rule 144” means such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time;
(x)    The term “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such Person or a Subsidiary of such Person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such Person and/or one or more Subsidiaries thereof;

(y)    The term “Tax” or “Taxes” means all United States federal, state, local or foreign income, profits, estimated, gross receipts, windfall profits, severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, capital gains, capital stock, employment, withholding, transfer, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to tax that may become payable in respect thereof imposed by any Governmental Entity, whether or not disputed;
(z)    The term “Tax Return” shall mean any return, declaration, report or similar statement required to be filed with respect any Taxes (including any attached schedules), including, without limitation, any information return, claim or refund, amended return and declaration of estimated Tax;
(aa)    The term “Transaction Documents” means this Agreement, the Subscription Agreements, the Exchange Agreement, the TARP Securities Purchase Agreements and the Rights Offering documents, as the same may be amended or modified from time to time;
(bb)    The word “or” is not exclusive;
(cc)    The words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;
(dd)    The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and
(ee)    All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit and schedule references not attributed to a particular document shall be references to such exhibits and schedules to this Agreement.

6.4    Independent Nature of Each Investor’s Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other investor, and no Investor shall be responsible in any way for the performance of the obligations of any other investor under any Transaction Document. The decision of an Investor to purchase the Common Shares pursuant to the Transaction Documents has been made by such Investor independently of any other non-affiliated investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, which may have been made or given by any other non-affiliated investor or by any agent or employee of any other non-affiliated investor, and neither such Investor nor any of its agents or employees shall have any liability to any other investor (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained in the Transaction Documents, and no action taken by an Investor pursuant hereto or thereto, shall be deemed to constitute such Investor and the other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such Investor and the other investors are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors and no investor has acted as agent for another investor in connection with making its investment hereunder and that no non-affiliated investor will be acting as agent of such Investor (and its Affiliates) in connection with monitoring its investment in the Common Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other investor to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.
6.5    Amendment and Waivers. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Law. No amendment or waiver of any provision of this Agreement will be effective against any party hereto unless it is in a writing signed by a duly authorized officer of such party that makes express reference to the provision or provisions subject to such amendment or waiver.
6.6    Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.
6.7    Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed entirely within such State.

6.8    Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the United States District Court for the Southern District of New York sitting in the borough of Manhattan, New York, New York, so long as such court shall have subject matter jurisdiction over such suit, action or proceeding or, if it does not have subject matter jurisdiction, in any New York State court sitting in the borough of Manhattan, New York, New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.10 shall be deemed effective service of process on such party. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts referred to above for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.
6.9    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
6.10    Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
(a)    If to an Investor, to the address set forth on the Investor’s signature page:
(b)    If to the Company:
First Security Group, Inc.
531 Broad Street
Chattanooga, Tennessee 37402
Attn: D. Michael Kramer
Telephone: (423) 308-2080
Fax: (423) 756-7539

with a copy (which copy alone shall not constitute notice):
Bryan Cave LLP
1201 W. Peachtree Street, NW, 14th Floor
Atlanta, Georgia 30309
Attn: Robert D. Klingler
Telephone: (404) 572-6600
Fax: (404) 420-0810

6.11    Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the other Transaction Documents and the Confidentiality Agreements constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, inducements or conditions, both written and oral, among the parties, with respect to the subject matter hereof and thereof.
6.12    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Each Investor may assign some or all of its rights hereunder or thereunder without the consent of the Company (i) to any third party, if in compliance with the Transaction Documents and Law or (ii) to any Affiliate of such Investor, and such assignee shall be deemed to be such Investor hereunder with respect to such assigned rights and shall be bound by the terms and conditions of this Agreement that apply to such Investor.
6.13    Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.
6.14    Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of an Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
6.15    Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person or entity (including, but not limited to any Local Investors) other than the parties hereto, any benefit right or remedies, except that the provisions of Sections 3.12(g), 5.1 and 5.2 shall inure to the benefit of the persons referred to in that Section.
6.16    Public Announcements.
(a)    Each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to the Transaction Documents and any of the transactions contemplated hereby and thereby, including any communications to the employees and customers of the Company and its Affiliates. Without limiting the foregoing, except as otherwise permitted in the next sentence, no party hereto will make (and each party will use its commercially reasonable efforts to ensure that its Affiliates and Representatives do not make) any such news release or public disclosure without first consulting with the other parties hereto and, in each case, also receiving each other party’s consent (which shall not be unreasonably withheld or delayed). In the event a party hereto is advised by its outside legal counsel that a particular disclosure is required by Law, such party shall be permitted to make such disclosure but shall be obligated to use its reasonable best efforts to consult with the other parties hereto and take their comments into account with respect to the content of such disclosure before issuing such disclosure.
(b)    The Company shall, by 9:00 a.m. New York City time, on the first (1st) Business Day immediately following the date of this Agreement, issue one or more press releases (collectively, the “Press Release”) disclosing all material terms of the transactions contemplated hereby and by the other Transactions Documents and any other material, nonpublic information that the Company may have provided any Investor at any time prior to the filing of the Press Release. From and after the issuance of the Press Release, no Investor shall be in possession of any material, non-public information received from the Company, any Company Subsidiary or any of their respective officers, directors, employees or representatives or the Placement Agents. On or before 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Agreement, the Company will file a Current Report on Form 8-K with the SEC describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents). If, following public disclosure of the transactions contemplated hereby, this Agreement terminates prior to Closing, the Company shall issue a press release disclosing such termination by 9:00 a.m., New York City time, on the first (1st) Business Day following the date of such termination. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor or any Affiliate or investment adviser of any Investor, or include the name of any Investor or any Affiliate or investment adviser of any Investor in any press release or in any filing with the SEC (other than a Shelf Registration Statement) or any regulatory agency or stock exchange, without the prior written consent of such Investor, except (i) as required by the federal securities law in connection with (A) any Shelf Registration Statement contemplated hereby and (B) the filing of final Transaction Documents with the SEC and (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under stock exchange regulations, in which case the Company shall provide the Investors with prior written notice of such disclosure permitted under this subclause (ii).

6.17    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.
6.18    No Recourse. This Agreement may only be enforced against the named parties hereto. All claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against the entities that are expressly identified as parties hereto or that are subject to the terms hereof, and no past, present or future director, officer, employee, incorporator, member, manager, partner, stockholder, Affiliate, agent, attorney or representative of an Investor or any other party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action, whether in tort, contract or otherwise, that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement and the transactions contemplated hereby.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

FIRST SECURITY GROUP, INC.
By:
D. Michael Kramer
President and Chief Executive Officer

[Company Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

Subscription Amount:	$		INVESTOR
Number of Common Shares to be Purchased:
[Investor Name]

By:
Name:
Title:

Address for purposes of Section 6.10 (Notices):

ACCEPTED AND ACKNOWLEDGED:

FIRST SECURITY GROUP, INC.
By:
D. Michael Kramer
President and Chief Executive Officer
Date:

[Investor Signature Page to Stock Purchase Agreement]

EXHIBIT A
FORM OF TARP SECURITIES PURCHASE AGREEMENT

EXHIBIT B
FORM OF LEGAL OPINION
The opinion of counsel to the Company to be provided to the Investors pursuant to Section 1.2(c)(2)(O) of the Agreement shall be substantially to the effect that:

1.
Based solely on a recently dated good standing certificate from the Secretary of State of the State of Tennessee, the Company is validly existing as a corporation in good standing under the laws of the State of Tennessee. The Company has all requisite corporate power to own, lease and operate its properties and assets and conduct its business in all material respects as now being conducted and set forth in the Agreement.

2.
Based solely on recently dated good standing certificates from the applicable jurisdictions of incorporation or organization, each of the Company Subsidiaries is a validly existing national banking association, corporation or limited liability company under the laws of its respective jurisdiction of incorporation or organization. Each of the Company Subsidiaries has all requisite corporate power to own, lease and operate its properties and assets and conduct its business in all material respects as now being conducted and set forth in the Agreement.

3.
Based solely on recently dated good standing certificate(s) from the applicable jurisdictions of incorporation or organization, or, in the case of the Bank, the Office of the Comptroller of the Currency, each of the Company and the Company Subsidiaries is duly qualified or admitted to transact business and is in good standing as a foreign corporation in the jurisdictions set forth on Exhibit A attached hereto.

4.
The Company is duly registered as a bank holding company with the Board of Governors of the Federal Reserve System under Section 5 of the BHCA, and is registered with the Georgia Department of Banking and Finance as an out-of-state holding company having a bank subsidiary with Georgia offices. The Company and the Bank have all approvals from all applicable Governmental Entities necessary to own their respective subsidiaries and for such subsidiaries to conduct the respective businesses.

5.	The Bank is an “insured depository institution” under Sections 3(c)(2) of the Federal Deposit Insurance Act and, based upon a recent certificate of the FDIC, is a member of the FDIC.

6.
Each of the Transaction Documents to which the Company is a party has been duly authorized, executed and delivered by the Company and each constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms. Each of the Transaction Documents to which the Bank is a party has been duly authorized, executed and delivered by the Bank and each constitutes a valid and binding obligation of the Bank, enforceable against the Bank in accordance with its respective terms.

7.
The shares of Common Stock to be issued under the Transaction Documents (collectively, the “Shares”) have been duly and validly authorized and, when issued, sold and delivered against payment therefore in accordance with the terms of the Transaction Documents, will be validly issued, outstanding, fully paid and non-assessable. Neither the issuance nor the sale of the Shares is subject to any preemptive rights under Tennessee law or the Company’s Articles of Incorporation or Bylaws, as amended, or under any agreement identified on Exhibit B attached hereto, which the Company has represented lists all material agreements.

8.
The execution and delivery by the Company of the Transaction Doucments and the consummation by the Company of its obligations thereunder do not result in any violation by the Company of (i) the provisions of the Company’s Articles of Incorporation or Bylaws, as amended, (ii) any provision of applicable law of the United States or the State of Tennessee that we, based on our experience, reasonably recognize as applicable to the Company in transactions of the nature contemplated by the Transaction Documents, (iii) any order, writ, judgment or decree known to us of any court or governmental agency or regulatory body that has been entered against the Company and that is known to us or (iv) any agreement identified on Exhibit B attached hereto, which the Company has represented lists all material agreements.

9.
Except as has been disclosed in the Transaction Documents, we hereby confirm to you that, to our knowledge, no actions or proceedings against the Company are pending or threatened by written communication before any Governmental Entity or arbitrator which relate to the Transaction Documents or which would reasonably be expected to have a Material Adverse Effect.

10.
No consent, approval, authorization or other action by, and no notice to or filing with, any Governmental Entity is required for the due execution, delivery and consummation by the Company of its obligations under the Transaction Documents except for such consents, approvals, filings or registrations that have been obtained or made on or prior to the date hereof and are in full force and effect.

11.	The Company is not an “investment company” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

12.
Assuming (i) the accuracy of the representations and warranties of the Company and the Investors set forth in the Agreement, (ii) the due performance by the Company and the Investors of the covenants and agreements set forth in the Agreement, (iii) compliance by the Investors with the transfer procedures described in the Agreement, the offer, issuance, sale and delivery of the Shares by the Company under the circumstances contemplated by the Agreement constitute exempt transactions under Section 5 of the Securities Act of 1933 and no registration of the Shares is required under the Securities Act of 1933.

13.
Assuming (i) the accuracy of the representations and warranties of the Company and the Local Investors set forth in the Subscription Agreements, (ii) the due performance by the Company and the Local Investors of the covenants and agreements set forth in the Subscription Agreements, (iii) compliance by the Local Investors with the transfer procedures described in the Subscription Agreements, the offer, issuance, sale and delivery of the Shares by the Company under the circumstances contemplated by the Subscription Agreements constitute exempt transactions under Section 5 of the Securities Act of 1933 and no registration of the Shares is required under the Securities Act of 1933.

14.
Assuming (i) the accuracy of the representations and warranties of the Treasury set forth in the Exchange Agreement, (ii) the due performance by the Company and the Treasury of the covenants and agreements set forth in the Exchange Agreement, (iii) compliance by the Treasury with the transfer procedures described in the Exchange Agreement, the offer, issuance, sale and delivery of the Converted Shares by the Company under the circumstances contemplated by the Exchange Agreement constitute exempt transactions under Section 5 of the Securities Act of 1933 and no registration of the Shares is required under the Securities Act of 1933.

15.
Assuming (i) the accuracy of the representations and warranties of the Company, Treasury and the Secondary Investors set forth in the TARP Securities Purchase Agreements, (ii) the due performance by the Company, Treasury and the Secondary Investors of the covenants and agreements set forth in the TARP Securities Purchase Agreements, (iii) compliance by Treasury and the Secondary Investors with the transfer procedures described in the TARP Securities Purchase Agreements, the offer, issuance, sale and delivery of the Shares under the circumstances contemplated by the TARP Securities Purchase Agreements constitute exempt transactions under Section 5 of the Securities Act of 1933 and no registration of the Shares is required under the Securities Act of 1933.

SCHEDULE I

KNOWLEDGE

The term “Knowledge” of the Company and words of similar import mean the knowledge of the following individuals:

D. Michael Kramer
John R. Haddock